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                                                                 EXHIBIT (99)(a)

[DELPHI AUTOMOTIVE SYSTEMS LOGO]









                              DELPHI SAVINGS-STOCK
                          PURCHASE PROGRAM FOR SALARIED
                         EMPLOYEES IN THE UNITED STATES

                                  JANUARY, 2002










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PURPOSE OF PROGRAM .......................................................................................       4

DEFINITION OF TERMS ......................................................................................       4

                               ARTICLE I -- GENERAL PROVISIONS OF THE PROGRAM

SECTION  1      Eligibility ..............................................................................      14
SECTION  2      Employee Contributions ...................................................................      15
SECTION  3      Employee Contributions from Other Qualified Plans ........................................      16
SECTION  4      Corporation Contributions  ...............................................................      17
SECTION  5      Investment of Employee Contributions .....................................................      17
SECTION  6      Investment of Corporation Contributions ..................................................      20
SECTION  7      Investment of Income Received on Participant Savings and
                   Corporation Contributions .............................................................      20
SECTION  8      Exchange of Participant Assets ...........................................................      20
SECTION  9      Formation of Classes .....................................................................      21
SECTION 10      Vesting ..................................................................................      21
SECTION 11      Withdrawal of Regular Assets During the Required Retention Period ........................      21
SECTION 12      Withdrawal of Regular Assets and Corporation
                   Contributions Following the Required Retention Period .................................      22
SECTION 13      Withdrawal of Deferred Assets ............................................................      23
SECTION 14      Settlement Upon Termination of Employment ................................................      24
SECTION 15      Distribution of Assets ...................................................................      25
SECTION 16      Election to Defer Distribution at Termination  ...........................................      26
SECTION 17      Attainment of Age 70-1/2 .................................................................      28
SECTION 18      Undeliverable Assets .....................................................................      28
SECTION 19      Loans ....................................................................................      29

                                               ARTICLE II -- TRUST FUND

SECTION  1      General ..................................................................................      32
SECTION  2      Investment by Trustee ....................................................................      32

                    ARTICLE III -- EMPLOYEE STOCK OWNERSHIP PLAN AND FINANCING PROVISIONS

SECTION  1      Contributions ............................................................................      34
SECTION  2      Acquisition Loans ........................................................................      34
SECTION  3      Limitations on Contributions .............................................................      36
SECTION  4      Account Diversification ..................................................................      37
SECTION  5      Non-Terminable Rights and Protections  ...................................................      38
SECTION  6      Distribution of ESOP Dividends  ..........................................................      39
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                                   ARTICLE IV -- OTHER PROVISIONS OF THE PROGRAM

SECTION  1      Named Fiduciary and Administration .......................................................      39
SECTION  2      Amendment, Modification, Suspension, or Termination ......................................      40
SECTION  3      Merger or Consolidation ..................................................................      40
SECTION  4      Distribution Upon Program Termination ....................................................      40
SECTION  5      Corporation Contributions Not Vested .....................................................      41
SECTION  6      Settlement of Fractional Interest ........................................................      41
SECTION  7      Non-Assignability ........................................................................      41
SECTION  8      Designation of Beneficiaries in Event of Death ...........................................      41
SECTION  9      Annuity Contract .........................................................................      42
SECTION 10      Limitations on Contributions and Benefits ................................................      43
SECTION 11      Certain Provisions Required to Comply  With
                  Section 416 of the Internal Revenue Code ...............................................      47
SECTION 12      Participant Statements ...................................................................      50
SECTION 13      Claim Denial Procedures ..................................................................      50
SECTION 14      Qualified Domestic Relations Order .......................................................      52
SECTION 15      Treatment of Employees Who are Employed by Foreign Business
                  Entities in Which the Corporation Has Substantial Ownership Interest ...................      52
SECTION 16      Changes in Delphi's Common Stock .........................................................      53
SECTION 17      Effective Date of Program ................................................................      53
SECTION 18      Investment Decisions .....................................................................      53
SECTION 19      Confidential Information .................................................................      53
SECTION 20      Voting and Tender Offers .................................................................      54
SECTION 21      Service of Legal Process .................................................................      54
SECTION 22      Credited Service Provisions ..............................................................      54
SECTION 23      Special Provisions Regarding Veterans ....................................................      55

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Delphi Automotive Systems Corporation, on behalf of itself and as agent for its directly or indirectly wholly-owned and substantially wholly-owned subsidiaries, established effective January 1, 1999, the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States amended effective January, 2002.



                               PURPOSE OF PROGRAM
The purpose of the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States is to facilitate the accumulation of savings by eligible employees and to provide employees with an opportunity to acquire a stock interest in the Corporation. The Program also may serve as a technique of Corporation finance, up to the full amount of Corporation contributions.



                               DEFINITION OF TERMS

The definitions described herein will apply to all words and phrases listed below unless the context in which the word or phrase appears reasonably requires a broader, narrower, or different meaning.

The terms defined herein are capitalized in the text, which follows:

ACCOUNT
The term "Account" means the assets credited to a Participant in the Trust fund established under this Program, including amounts credited to a Participant under Article III, Section 2(C).

ACQUISITION LOAN
The term "Acquisition Loan" means a loan or other extension of credit may be used by the Trustee or the Corporation to finance the acquisition of Delphi Common Stock $0.01 par value for the Program or to repay an Acquisition Loan, which loan may constitute an extension of credit to the Trust from a disqualified person as defined in Section 4975(e)(2) of the Code.

ADDITIONAL SAVINGS
The term "Additional Savings" means Employee contributions, which exceed maximum Basic Savings, but when added to maximum Basic Savings may not exceed the sum of
(1) 20% of Eligible Salary at any time during the Year of Formation, plus (2) the amount contributed pursuant to Article I, Sections 2(D) and 2(E).

ADMINISTRATOR
The term "Administrator" means Delphi Automotive Systems Corporation. The Administrator's address is Delphi Automotive Systems Corporation, 5725 Delphi Drive, Troy, MI 48098-2815.

ANNUAL EARNINGS BASE
The term "Annual Earnings Base" means the Eligible Salary equivalent for certain Employees who are compensated wholly or in part on a commission basis determined under rules established from time to time by a committee appointed by the Board of Directors of Delphi Automotive Systems Corporation.




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BASIC SAVINGS
The term "Basic Savings" means Employee contributions which do not exceed 7% of Eligible Salary at any time during the Year of Formation for employees hired before January 1, 2001 and 8% of Eligible Salary for employees hired on or after January 1, 2001.

BUSINESS DAY
The term "Business Day" means any day the New York Stock Exchange is open for business. If the New York Stock Exchange is closed as a result of a holiday, weekend, interruption of operations or at the end of a Business Day, normally 4:00 p.m. E.T., then the Effective Date will be the next Business Day.

CODE
The term "Code" means the Internal Revenue Code of 1986, as amended.

COMPENSATION
The term "Compensation" means the total amount paid by the Corporation to the Employee with respect to salaried employment during any calendar year, as evidenced by Internal Revenue Service Form W-2 or its equivalent [limited as set forth in Article IV, Section 10(B)], plus amounts not currently includable in income by reason of Sections 125 and/or 402(e)(3) of the Code.

CORPORATION
The term "Corporation" means Delphi Automotive Systems Corporation and each of its directly or indirectly wholly-owned or substantially wholly-owned subsidiaries.

CREDITED SERVICE
Credited Service will be determined pursuant to Article IV, Section 22.

CURRENT MARKET VALUE
The term "Current Market Value" means:

(A) For assets invested in the Delphi Common Stock Fund, GM $1-2/3 par value Common Stock Fund, GM Class H Common Stock Fund, EDS Common Stock Fund, or Raytheon Common Stock Fund, the unit value as determined by the Trustee.

(B)   For assets attributable to the Promark Funds listed under Article I,
      Section 5(A)(2), the unit value as determined by the Trustee. For assets attributable to the Mutual Funds, the unit values as determined by the Mutual Fund provider.


DATE OF VALUATION
The term "Date of Valuation" means the Business Day that a Participant initiates an investment option election, a loan, a settlement upon termination of employment, an exchange of assets, a withdrawal, and such date will be the Effective Date of Investment Option Election, Effective Date of Loan, Effective Date of Termination, Effective Date of Exchange of Assets, or Effective Date of Withdrawal, whichever is applicable.



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DEFERRED ASSETS
The term "Deferred Assets" means units of Delphi Common Stock Fund, GM $1-2/3 par value Common Stock Fund, GM Class H Common Stock Fund, EDS Common Stock Fund, Raytheon Common Stock Fund, the Promark Funds listed under Article I,
Section 5(A)(2), and shares in the Mutual Funds purchased with Deferred Savings and earnings thereon. The term "Deferred Assets" will not include Corporation contributions made in accordance with Article I, Section 4.

DEFERRED SAVINGS
The term "Deferred Savings" means amounts contributed to the Trust by the Corporation as elected by an Employee in accordance with Article I, Sections 2(B), 2(D), and 2(E).

DELPHI COMMON STOCK FUND
The term "Delphi Common Stock Fund" means the investment option consisting principally of Delphi common stock, $0.01 par value, issued by Delphi Automotive Systems Corporation. A portion of the Delphi Common Stock Fund may be invested in short-term fixed income investments and money market investments. This Fund imposes a 1% redemption fee on assets that are held less than 30 days.

DIRECT ROLLOVER
A "Direct Rollover" is a payment by the Program to the Eligible Retirement Plan specified by the Distributee or a payment by an Eligible Retirement Plan to the Program specified by the Employee.

DISCRETIONARY ASSETS
The term "Discretionary Assets" means assets purchased with an Employee's Additional Savings and earnings thereon plus assets purchased with the portion of the Employee's Basic Savings and earnings thereon not subject to the Required Retention Period.

DISTRIBUTEE
A "Distributee" includes an Employee or former Employee of the Corporation to whom assets are to be distributed. Additionally, the surviving spouse of the Employee or former Employee or an alternate payee to whom assets are to be distributed under a Qualified Domestic Relations Order (QDRO), as defined in
Section 414(p) of the Code, are Distributees with regard to their interest.

EDS COMMON STOCK FUND
The term "EDS Common Stock Fund" means the investment, which consists principally of Electronic Data Systems Corporation common stock, $0.01 par value, issued by Electronic Data Systems Corporation. A portion of the EDS Common Stock Fund may be invested in short-term fixed income investments and money market investments.

EFFECTIVE DATE OF INVESTMENT OPTION ELECTION
The term "Effective Date of Investment Option Election" means the Business Day, or, if after the close of business, normally 4:00 p.m. E.T., the next Business Day on which appropriate direction to the Trustee is received and confirmed by the Program Recordkeeper for an investment option election.

EFFECTIVE DATE OF LOAN
The term "Effective Date of Loan" means the Business Day, or, if after the close of business, normally 4:00 p.m. E.T., the next Business Day on which appropriate direction to the Trustee is received and confirmed by the Program Recordkeeper for a loan request.



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EFFECTIVE DATE OF TERMINATION
The term "Effective Date of Termination" means the Business Day, or, if after the close of business, normally 4:00 p.m. E.T., the next Business Day following termination of salaried employment with the Corporation as determined by the Corporation.

EFFECTIVE DATE OF EXCHANGE OF ASSETS
The term "Effective Date of Exchange of Assets" means the Business Day, or, if after the close of business, normally 4:00 p.m. E.T., the next Business Day on which appropriate direction to the Trustee is received and confirmed by the Program Recordkeeper for an exchange of assets request.

EFFECTIVE DATE OF WITHDRAWAL
The term "Effective Date of Withdrawal" means the Business Day, or, if after the close of business, normally 4:00 p.m. E.T., the next Business Day on which appropriate direction to the Trustee is received and confirmed by the Program Recordkeeper for a withdrawal, or in the event of a withdrawal because of Financial Hardship, the Business Day, or, if after the close of business, normally 4:00 p.m. E.T., the next Business Day on which approval is granted by the Named Fiduciary or its delegate for a withdrawal because of Financial Hardship.


ELIGIBLE RETIREMENT PLAN
An "Eligible Retirement Plan" is:

(1) an individual retirement account as described in Section 408(a) of the Code;

(2) an individual retirement annuity as described in Section 408(b) of the Code;

(3)   an annuity plan as described in Section 403(a) of the Code; or

(4) a qualified trust of a defined contribution plan as described in Section 401(a) of the Code that accepts a Distributee's Eligible Rollover Distribution.

However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

ELIGIBLE ROLLOVER DISTRIBUTION
An "Eligible Rollover Distribution" is any distribution consisting of all or any portion of the Account of the Distributee, except that an Eligible Rollover Distribution does not include:

(1) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(2) substantially equal installment payments that are payable for ten or more years; and

(3)   the portion of any distribution that is for a Financial Hardship.


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ELIGIBLE SALARY
The term "Eligible Salary" means:

(A) For Employees, other than those compensated wholly or in part on a commission basis, regular base salary during such period or periods as the Employee is eligible to accumulate savings in the Program. For Temporary Employees, regular base salary means hourly rate of pay times straight-time hours worked during a pay period.

       The term will not include commissions, drawing accounts, bonuses, overtime and night shift payments, seven-day operation premiums, or any other special payments, fees, awards, and allowances, and in no event may exceed $200,000 per year, as adjusted under the Code.

(B) For Employees compensated wholly or in part on a commission basis, during such period or periods as the Employee is eligible to accumulate savings in the Program, the greater of:

       (1)   regular base salary;  or

       (2) an Annual Earnings Base, or a pro rata portion thereof, with respect to any period or periods of eligibility of less than a year.

(C) For Employees on a Corporation-approved disability leave of absence, the eligible salary continuation payments.

(D) For Employees participating in the Deferred Employment/Graduate Study Program, the stipend amount.

(E) The term "Eligible Salary" means the amount of Deferred Savings and amounts contributed to the Flexible Benefits Program, but not any amounts contributed pursuant to Article I, Section 2(D) and 2(E).


EMPLOYEES
The term "Employees" means regular employees of the Corporation compensated by salary or by commission or partly by salary and partly by commission who are:

(1)    working in the United States or Puerto Rico; or

(2) citizens of or domiciled in the United States and who have been or may hereafter be hired in the United States by the Corporation and who are sent out of the United States by the Corporation to work in foreign operations, and whose services, if discontinued, would be discontinued by recalling said employees to the United States and terminating their services in the United States.

Employees classified by the Corporation as Part-Time Employees, Regular Employees--Temporary Assignment, Cooperative Student Employees hired before January 1, 1999, and Flexible Service Employees will be regarded as Employees. Employees classified as Temporary Employees will be regarded as Employees following the completion of six months of service.



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The term "Employees" will not include employees of any directly or indirectly wholly-owned or substantially wholly-owned subsidiary of the Corporation other than Delco Electronics Corporation acquired or formed by the Corporation, unless specifically designated for inclusion by the Delphi Automotive Systems Board of Directors.

The term "Employees" will not include Leased Employees.

The term "Employees" will not include employees compensated wholly or in part on a commission basis who are represented by a labor organization unless they are included through understandings between the Corporation and their collective bargaining representatives.

The term "Employees" will not include employees represented by a labor organization who are covered by a collective bargaining agreement, which incorporates or makes as a part thereof:

(A)    this Program as amended by the Collective Bargaining Agreement; or

(B)    a program or plan similar in purpose to this Program; or

(C) some other plan or program acknowledged by the Corporation and the employee's bargaining agent to be a substitute for, or in lieu of, benefits provided by this Program; or

(D) an understanding that this Program will cease prospectively to be available, applicable, or operative with respect to each salaried employee covered by such agreement.

Such employees will cease to be eligible for participation in this Program as of the effective date of, or at such other time as may be specified in, such collective bargaining agreement. If such collective bargaining agreement expires or is terminated, and the employee remains a represented employee, such employee will continue to be ineligible for participation in this Program during the period required to conclude a new collective bargaining agreement.

The term "Employees" will not include members of the Board of Directors of Delphi Automotive Systems Corporation or of the board of directors of any of its directly or indirectly wholly-owned or substantially wholly-owned subsidiaries, or of any committee appointed by any such board of directors who are not regular employees of the Corporation or such subsidiaries.

The term "Employees" will not include contract employees, bundled services employees, consultants, individuals who have represented themselves to be independent contractors, persons who the Corporation does not consider to be employees or other similarly situated individuals, regardless of whether the individual is a common law employee of the Corporation. The purpose of this provision is to exclude from participation in the Program all persons who may actually be common law employees of the Corporation, but who are not paid as though they were employees of the Corporation regardless of whether that exclusion is correct.

FINANCIAL HARDSHIP
The term "Financial Hardship" means a reason given by an Employee when applying for a withdrawal of Deferred Savings before age 59-1/2, which indicates the withdrawal is:

(1)    necessary to meet immediate and heavy financial needs of the Employee;

(2) for an amount required to meet the immediate financial need created by the hardship; and


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(3)    for an amount that is not reasonably available from other resources of the Employee.

The amount of such withdrawal may be increased to cover anticipated taxes and early withdrawal penalties. The reason must be permitted under existing Internal Revenue Service regulations and rulings and must be acceptable to the Named Fiduciary or its delegate for a reason, limited to:

(A)    purchase or construction of the Employee's principal residence;

(B) payment to prevent foreclosure on the Employee's principal residence or to prevent eviction from the Employee's principal residence;

(C) payment of tuition for the next 12 months of post-secondary education for an Employee, a spouse, or dependent; or

(D) payment of medical expenses previously incurred or necessary to obtain medical care for the Employee, the Employee's spouse, or dependent; or

(E) any other reason permitted under Internal Revenue Service rulings and notices.


FLEXIBLE COMPENSATION PAYMENT
An annual compensation payment designated by the Corporation as a Flexible Compensation Payment, in an amount determined by and at the discretion of the Corporation, which Employees hired or with length of service dates prior to January 1, 2001, may elect to receive in a lump-sum amount, installment payments, or contribute into their Account.

GENERAL MOTORS COMMON STOCK FUNDS
The term "General Motors Common Stock Funds" means:

- GM $1-2/3 PAR VALUE COMMON STOCK FUND - The term "GM $1-2/3 par value Common Stock Fund" means the investment option consisting principally of General Motors $1-2/3 par value common stock, issued by General Motors Corporation. A portion of the GM $1-2/3 par value Common Stock Fund may be invested in short-term fixed income investments and money market instruments.

- GM CLASS H COMMON STOCK FUND - The term "GM Class H Common Stock Fund" means the investment option consisting principally of General Motors Class H common stock issued by General Motors Corporation. A portion of the GM Class H Common Stock Fund may be invested in short-term fixed income investments and money market instruments.

1% DELPHI BENEFIT CONTRIBUTION
The term "1% Delphi Benefit Contribution" means the semi-monthly Corporation contribution amount to an eligible Employee's Account, equal to 1% of such Employee's Eligible Salary. This Corporation contribution is provided to certain Employees hired on or after January 1, 1993 and prior to January 1, 2001, effective with the first day of the month coinciding with or next following the completion of six months of service, except that if an Employee who is rehired on or after January 1, 1993 with an adjusted service date prior to January 1, 1993, such Employee will not be eligible to receive a 1% Delphi Benefit Contribution amount.


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HIGHLY COMPENSATED EMPLOYEES
The term "Highly Compensated Employees" includes highly compensated active Employees and highly compensated former Employees. For this purpose, the determination year will be the calendar year, and the look-back year will be the 12-month period immediately preceding the determination year. A highly compensated active Employee includes any Employee who performs service for the Corporation during the determination year and who, during the look-back year:

(1) received Compensation from the Corporation in excess of $$90,000 (as adjusted under the Code) and, if the Corporation elects, was a member of the top-paid group (top 20% ranked on the basis of compensation) for such year, or

(2) was an officer of the Corporation and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

The term "Highly Compensated Employee" also includes:

(1) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Corporation during the determination year; and

(2) Employees who are 5 percent owners at any time during the look-back year or determination year.

A highly compensated former Employee includes any Employee who separated from service prior to the determination year, performed no service for the Corporation during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

The determination of who is a Highly Compensated Employee (including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers, and the Compensation that is considered) will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

INCENTIVE COMPENSATION PROGRAM PAYOUT
The term "Incentive Compensation Program Payout" means for any Year of Formation the amount distributed to an eligible Employee under the Delphi Incentive Compensation Program for Salaried Employees in the United States.

LEASED EMPLOYEES
The term "Leased Employee" means any person who, pursuant to an agreement between the Corporation and any leasing organization, has performed services for the Corporation on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Corporation. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Corporation will be treated as provided by the Corporation. A Leased Employee will not be considered an Employee of the Corporation if such employee is covered by the safe harbor requirements of Section 414(n)(5) of the Code.

NAMED FIDUCIARY
The term "Named Fiduciary" means the Executive Committee of the Board of Directors of Delphi Automotive Systems Corporation except as set forth in
Article IV, Sections 1(B) and 19.



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NORMAL RETIREMENT AGE
The term "Normal Retirement Age" means the attainment of age 65 by a Participant.

PARTICIPANT
The term "Participant" means an Employee, or former Employee, who has an Account under this Program. An eligible spousal beneficiary as described in Article I,
Section 14(B) may also be a Participant.

PLAN YEAR
The term "Plan Year" means the 12-month period beginning on January 1 and ending on December 31.

PRIME RATE
The term "Prime Rate" means the interest rate reported as the "Prime Rate" in the Eastern Edition of the Wall Street Journal in its general guide to money rates.

PROGRAM
The term "Program" means the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States.

PROGRAM RECORDKEEPER
The term "Program Recordkeeper" means the party designated by the Administrator to maintain each Participant's individual Account records and to perform other services as agreed to by the Administrator and the Program Recordkeeper.

RAYTHEON COMMON STOCK FUND
The term "Raytheon Common Stock Fund" means the investment which consists principally of Raytheon Company Class A common stock issued by Raytheon Company. A portion of the Raytheon Common Stock Fund may be invested in short-term fixed income investments and money market investments.

REGULAR ASSETS
The term "Regular Assets" means units of the Delphi Common Stock Fund, GM $1-2/3 par value Common Stock Fund, GM Class H Common Stock Fund, EDS Common Stock Fund, Raytheon Common Stock Fund, the Promark Funds, and shares in the Mutual Funds purchased with Regular Savings, rollover contributions, and earnings thereon. The term "Regular Assets" will not include Corporation contributions made in accordance with Article I, Section 4.

REGULAR SAVINGS
The term "Regular Savings" means amounts contributed to the Trust by Employees pursuant to Article I, Sections 2(A), 3(A), 3(B), and 15(D). The term "Regular Savings" will not include any Deferred Savings.

REQUIRED ASSETS
The term "Required Assets" means assets purchased with the portion of the Employee's Basic Savings and earnings thereon subject to the Required Retention Period.



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REQUIRED RETENTION PERIOD
Any provisions to the contrary notwithstanding, the term "Required Retention Period" means the period from January 1 through December 31 of the Year of Formation. During the Required Retention Period, 50% of an Employee's Basic Savings and earnings thereon will be invested in the Delphi Common Stock Fund, and all of the Corporation's contributions will be invested in the Delphi Common Stock Fund pursuant to Article I, Section 4.

TRUST
The term "Trust" means the "Delphi Automotive Systems Savings Trust."

TRUSTEE
The term "Trustee" means any person or entity appointed by the Named Fiduciary, or its delegate, to hold, invest, and distribute the assets of the Program.

UNRESTRICTED
The term "Unrestricted" means a Participant's assets in the Program which are not subject to the Required Retention Period.

YEAR OF FORMATION
The term "Year of Formation" means the calendar year in which Corporation and Employee contributions are received.


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                                    ARTICLE I
                        GENERAL PROVISIONS OF THE PROGRAM
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                                    SECTION 1
                                   ELIGIBILITY

An Employee becomes eligible to participate and accumulate savings on the first day of the month coinciding with or next following the completion of six months of service. An employee will be credited with six months of service, regardless of the number of hours of service completed during those months. Employees transferred from General Motors Corporation who prior to January 1, 2002, on the date of transfer were eligible to immediately participate in the GM Savings-Stock Purchase Program, will immediately be eligible for this Program.

A previously eligible Employee who returns to work following an earlier termination of employment will be eligible to participate immediately upon returning to work.

Employees on a Corporation-approved disability leave of absence, or certain special leaves of absence, continue to be eligible to accumulate savings while continuing to receive Eligible Salary continuation payments for a period not in excess of six months while on such leave. Employees on layoff status or receiving payments under the Corporation's Separation Allowance Plan will cease to be eligible to accumulate savings with respect to the period so classified.

Notwithstanding the above provisions of this Section 1, an Employee other than an Employee whose employment terminated prior to a distribution of the Incentive Compensation Program, may elect to have such distribution to which they become entitled under the Delphi Incentive Compensation Program for Salaried Employees in the United States contributed to the Trust under this Program.

The following classes of individuals are ineligible to participate in the Program regardless of any other Program terms to the contrary, and regardless of whether the individual is a common law employee of the Employer:

(A) Any worker who provides services to the Corporation where there is an agreement with a separate company under which the services are provided. Such individuals are commonly referred to by the Corporation as "contract employees" or "bundled-services employees;


(B) Any worker who has signed an independent contractor agreement, consulting agreement, or other similar personal services contract with the Corporation;


(C) Any worker that the Corporation, in good faith, classifies as an independent contractor, consultant, contract employee, or bundled-services employee during the period the individual is so classified by the Corporation.

The purpose of this provision is to exclude from participation in the Program all persons who may actually be common-law employees of the Corporation, but who are not paid as though they were employees of the Corporation regardless of the reason they are excluded from the payroll, and regardless of whether that exclusion is correct.


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Delphi Savings-Stock Purchase Program (S-SPP)
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                                    SECTION 2
                             EMPLOYEE CONTRIBUTIONS

(A) Upon their election, employees may contribute to the Program up to a current maximum of 20% of their Eligible Salary. Employees hired on or after January 1, 2001 upon becoming eligible to participate in the Program, will automatically be enrolled in the Program at a rate of 3% their Eligible Salary. The automatic 3% pre-tax contribution rate will be invested in the Promark Income Fund. This automatic contribution rate can be cancelled, increased, decreased or a change in the investment option election can be made immediately upon the employee's election. Such payroll deductions must be whole percentages of the Employee's Eligible Salary, rounded to the nearest whole dollar. The Corporation may limit the amount of such contributions as may be necessary to comply with
       Article IV, Section 10, and provisions of the Code and the regulations thereunder.

       The Employee may elect to change their rate of contributions, suspend their contributions, or, subject to Sections 10 and 18 of this Article I, withdraw their contributions at any time.

(B) In lieu of part, or all, of the payroll deductions an Employee otherwise may authorize in accordance with subsection (A) of this Section 2, an Employee may elect to have the Corporation contribute an equivalent amount into the Trust in accordance with a qualified cash or deferred arrangement as provided for under Section 401(k) of the Code. Such contributions will be allocated to the Employee's Account and will be vested immediately. The Employee's Compensation will be reduced by the amount of any such Corporation contribution. The Corporation may limit the amount of such Corporation contributions to the Trust or deem such contributions to have been made pursuant to subsection (A) of this
       Section 2 as may be necessary to comply with Article IV, Section 10, and provisions of the Code and the regulations thereunder.

       The Employee may elect to change the amount of such Corporation contributions, or to have such contributions suspended at any time, or may withdraw such Corporation contributions from the Program at any time after attaining age 59-1/2, or prior to age 59-1/2 because of termination of employment, death, disability, Financial Hardship, or termination of the Program.

(C) Any change in the rate of payroll deduction authorized by an Employee in accordance with subsection (A) of this Section 2, or in the rate of Corporation contribution elected by an Employee in accordance with subsection (B) of this Section 2, will become effective as of the next pay period following the date appropriate direction is received and confirmed from the Employee by the Program Recordkeeper.

(D) In addition to contributions up to the current maximum of 20% of Eligible Salary as provided in subsections (A) and (B) of this Section 2, an eligible Employee may elect, in lieu of receipt of any Incentive Compensation Program Payout to which the Employee is entitled under the Delphi Incentive Compensation Program for Salaried Employees in the United States, to have the Corporation contribute 100% of such amount to the Trust as Additional Savings under this qualified cash or deferred arrangement. Such election will remain continuously in effect until changed by the Employee. The Corporation may limit the amount of such Corporation contributions to the Trust as may be necessary to comply with
       Article IV, Section 10, and provisions of the Code and the regulations thereunder. The Employee may withdraw such Corporation contributions to the Program at any time after attaining age 59-1/2, or prior to age



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Delphi Savings-Stock Purchase Program (S-SPP)
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       59-1/2 because of termination of employment, death, disability, Financial
       Hardship, or termination of the Program.

(E) In addition to contributions up to Maximum Deferral percentage of Eligible Salary as provided in subsections (A) and (B) of this Section 2, and the contribution of any Incentive Compensation Program Payout as provided in subsection (D) of this Section 2, an eligible Employee may elect, in lieu of receipt of a Flexible Compensation Payment to which such Employee is entitled, to have the Corporation contribute 100% of such amount to the Program, in 24 equal installments (or fewer if such payments terminate), as Additional Savings under this qualified cash or deferred arrangement. The Corporation may limit the amount of such Corporation contributions to the Program or recharacterize such contributions as though made pursuant to subsection (A) of this Section 2, as may be necessary to comply with Article IV, Section 11, and provisions of the Code and regulations thereunder.

(F) Each Employee will be fully vested in the Deferred Assets credited to their Account, and no portion of such Deferred Assets will be subject to forfeiture.



                                    SECTION 3
                EMPLOYEE CONTRIBUTIONS FROM OTHER QUALIFIED PLANS

(A) Once eligible to participate in the Program, an Employee may elect to make a rollover contribution, as permitted under Section 402(c) of the Code, in an amount not exceeding the total amount of taxable and non-taxable proceeds distributed by a similar qualified plan (1) maintained by a former employer or (2) under a Qualified Domestic Relations Order. An immediate rollover can be processed for eligible employees hired on or after January 1, 2001. Contributions of this kind may be invested in any of the funds offered under the Program. Such contributions must be in cash and received by the Trustee (1) by a "Direct Rollover" from the previous employer's qualified savings plan or
       (2) within 60 days following receipt of the distribution from the former employer's plan.

       No Corporation contributions will be credited on any such monies. Such contributions made to the Program will be designated as Unrestricted Regular Savings.

(B) The Administrator may direct the Trustee to accept an Employee's funds transferred from a similar qualified plan and may direct the Trustee to transfer a Participant's funds to a similar qualified plan, provided such other qualified plan:

       (1) is maintained by an employer which is a member of a controlled group of corporations of which the Employee's current employer is a member; and

       (2)   permits such transfers.

       Any funds transferred to the current employer's qualified plan will be in cash (with the exception of the one-time transfer relating to the establishment of this Program), accompanied by written instructions from the Trustee setting forth the employee for whose benefit such assets are being transferred and identifying the source of such accumulated funds. No such transfers may be executed until:


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Delphi Savings-Stock Purchase Program (S-SPP)
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       (i)   all outstanding loan amounts have been repaid, except (a) in the case of the one-time transfer relating to the establishment of this Program and (b) in the case of a transfer of assets from a qualified plan of a wholly owned subsidiary approved by the Corporation in which case any outstanding loan balances of an Employee under the transferring plan will be part of the transfer; and

       (ii)  all of the Employee's account assets are fully vested.

       No Corporation contributions will be credited on any such monies transferred to the Program. Such contributions made to the Program will be designated as Unrestricted Regular Savings or as Unrestricted Deferred Savings, as applicable.

       Notwithstanding the foregoing, the Program may not receive a transfer from another qualified plan if such other plan provides, or at any time had provided, benefits through alternative forms of distribution, including annuities, which are not available under this Program.


                                    SECTION 4
                            CORPORATION CONTRIBUTIONS

(A) The Corporation may, at its sole discretion, contribute a portion of an Employee's Basic Savings to an eligible Employee's Account. With respect to an Employee's Regular and Deferred Savings, the Corporation will contribute, an amount equal to 50% of the Employee's Basic Savings except that effective May 1, 2001 the Corporation contributions were suspended indefinitely. Notwithstanding the foregoing, the Corporation will not make any contributions with respect to any Basic Savings contributed by an Employee classified as Temporary. The Corporation reserves the right to determine what, if any, contribution the Corporation wishes to make.

(B) The Corporation will not contribute with respect to any Additional Savings, rollover contributions, or transfer contributions made by Employees as provided for in Section 3 of this Article I.

(C) With respect to Employees hired or rehired with a service date on or after January 1, 1993 and prior to January 1, 2001, the Corporation will contribute an amount equal to 1% of such Employee's eligible salary ( the 1% Delphi Benefit Contribution) effective with the first day of the month coinciding with or next following the completion of six months of service. Such Corporation contribution will be allocated to the Employee's Account whether or not such Employee elects to participate in the Program. Notwithstanding the foregoing, Employees classified as Temporary or Flexible Service employees are not eligible to receive the 1% Delphi Benefit Contribution.


                                    SECTION 5
                      INVESTMENT OF EMPLOYEE CONTRIBUTIONS

(A) Fifty percent of an Employee's Basic Savings contributed to the Program will be invested in the Delphi Common Stock Fund. The remaining 50% of an Employee's Basic Savings will be invested in any of the following investment options, in increments of 10%, in accordance with the Employee's election:



                                       17
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Delphi Savings-Stock Purchase Program (S-SPP)
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       (1)   Delphi Common Stock Fund
       (2)   Promark Funds as listed below:

--------------------------------------------------------------------------------
                                  PROMARK FUNDS
-------------------------------------------------------------------------------
      Balanced Fund                         Large Cap Value Fund
      Emerging Markets Equity Fund          Mid-Cap Blend Fund
      High Quality Bond Fund                Real Estate Securities Fund
      High Yield Bond Fund                  Small Cap Growth Fund
      Income Fund                           Small Cap Value Fund
      International Equity Fund             Social Equity Fund
      Large Cap Blend Fund                  Target Portfolio:  Conservative
      Large Cap Growth Fund                 Target Portfolio:  Dynamic Growth
      Large Cap Index Fund                  Target Portfolio:  Income
                                            Target Portfolio:  Moderate
--------------------------------------------------------------------------------

(3)  Mutual Funds as listed below:

--------------------------------------------------------------------------------
                              FIDELITY MUTUAL FUNDS
--------------------------------------------------------------------------------

      Aggressive Growth Fund                Freedom 2030 Fund
      Asset Manager                         Global Balanced Fund
      Asset Manager:  Income                Growth & Income Portfolios
      Asset Manager:  Growth                Government Income Fund
      Balanced Fund                         Growth Company Fund
      Blue Chip Growth Fund                 International Bond Fund
      Canada Fund                           International Growth & Income Fund
      Capital Appreciation Fund             Investment Grade Bond Fund
      Capital & Income Fund                 Low-Priced Stock Fund
      Contrafund                            Magellan Fund
      Convertible Securities Fund           Mid-Cap Stock Fund
      Disciplined Equity Fund               Neuberger Berman Socially Responsive
      Dividend Growth Fund                  Trust Class
      Diversified International             New Markets Income Fund
      Domini Social Equity Fund             OTC Portfolio
      Emerging Markets Fund                 Overseas Fund
      Europe Fund                           Pacific Basin Fund
      Equity Income Fund                    Puritan Fund
      Equity Income II Fund                 Real Estate Investment Portfolio
      Export and Multinational Fund         Retirement Growth Fund
      Fifty Fund                            Small Cap --Independence Fund
      Fidelity Fund                         Spartan Government Income Fund
      Freedom Income Fund                   Spartan Investment Grade Bond Fund
      Freedom 2000 Fund                     Stock Selector Fund
      Freedom 2010 Fund                     Strategic Income Fund
      Freedom 2020 Fund                     Trend Fund
      Freedom 2040 Fund                     Utilities Fund
                                            Value Fund
                                            Worldwide Fund
--------------------------------------------------------------------------------

                                       18
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Delphi Savings-Stock Purchase Program (S-SPP)
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       ELECTRONIC DATA SYSTEMS CORPORATION (EDS) COMMON STOCK FUND
       The EDS Common Stock Fund will remain in the Program indefinitely. The decision to trade out of this Fund has no time restriction. However, no contributions, dividend reinvestments, loan repayments or exchanges to this Fund are permitted.

       RAYTHEON CLASS A COMMON STOCK FUND
       The Raytheon Common Stock Fund will remain in the Program indefinitely. The decision to trade out of this Fund has no time restriction. However, no contributions, dividend reinvestments, loan repayments or exchanges to this Fund are permitted.

       GM COMMON STOCK FUND
       The GM $1-2/3 Par Value Common Stock and GM Class H Common Stock Funds will remain in the Program indefinitely. The decision to trade out of this Fund has no time restricition. However, no contributions, dividend reinvestments, loan repayments or exchanges to these Funds are permitted. All of an Employee's Additional Savings contributed to the Program will be invested in the same proportions in the investment option(s) elected by the Employee with respect to the portion of Basic Savings not required to be invested in the Delphi Common Stock Fund.

       An Employee's initial investment option election pursuant to the first paragraph of this Section 5(A) will remain in effect until changed by the Employee. An Employee may change their investment option election for the portion of their savings not required to be invested in the Delphi Common Stock Fund on any Business Day of the month, by appropriate direction to the Program Recordkeeper. Any such direction or change to a prior investment option election will be as of the Effective Date of Investment Option Election.

       Each Employee eligible to receive an Incentive Compensation Program Payout and/or Flexible Compensation Payment who, prior to the distribution of such payment(s), makes an election to have such Incentive Compensation Program Payout and/or Flexible Compensation Payment invested in the Program, will have such Incentive Compensation Program Payout and/or Flexible Compensation Payment invested in the same investment option(s) elected by the Employee for other Program contributions of Additional Savings.



Art. I, Section 5(A)

       If an Employee has no investment option election in effect, the Incentive Compensation Program Payout and/or Flexible Compensation Payment will be invested in the Promark Income Fund.

       Contribution amounts transferred pursuant to Section 3(B) of this Article I will be invested in the same investment option(s) elected by the Employee for Program contributions of Additional Savings. If an Employee has no investment option election(s) in effect, such contributions will be invested in the Promark Income Fund.


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Delphi Savings-Stock Purchase Program (S-SPP)
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                                    SECTION 6
                     INVESTMENT OF CORPORATION CONTRIBUTIONS

All Corporation contributions for the Year of Formation, except those made pursuant to Sections 2(B), 2(D), or 2(E) of this Article I, will be invested entirely in the Delphi Common Stock Fund, in accordance with Article III.


                                    SECTION 7
                        INVESTMENT OF INCOME RECEIVED ON
                PARTICIPANT SAVINGS AND CORPORATION CONTRIBUTIONS

Dividends and other earnings attributable to the Delphi Common Stock Fund, the Promark Funds, and Mutual Funds will be invested in the respective funds, except those distributed pursuant to Section 7, Article III. Dividends attributable to the GM $1-2/3 Par Value Common Stock Fund, GM Class H Common Stock Fund, EDS Common Stock Fund, and the Raytheon Common Stock Fund will be invested in the Promark Income Fund.


                                    SECTION 8
                         EXCHANGE OF PARTICIPANT ASSETS

Assets being held in a Participant's Account may be exchanged from one investment option to another investment option, as follows:

(A) An exchange of assets subject to the Required Retention Period may include all or any part of such assets, other than the portion of a Participant's contributions and earnings on such contributions required to be invested in the Delphi Common Stock Fund and all Corporation contributions and earnings required to be invested in the Delphi Common Stock Fund, subject to a minimum Current Market Value of $500 or, if less, all such assets.

(B) Assets subject to the Required Retention Period represented by the portion of a Participant's contributions and earnings on such contributions, which are required to be invested in the Delphi Common Stock Fund, and all Corporation contributions and earnings required to be invested in the Delphi Common Stock Fund, may not be exchanged until completion of the Required Retention Period.

(C) An exchange of assets in Unrestricted classes may include all or any part of such assets subject to a minimum Current Market Value of $500 or, if less, all such assets. A Participant may not elect to exchange assets within the Unrestricted classes into the GM $1-2/3 Par Value Common Stock Fund, GM Class H Common Stock Fund, EDS Common Stock Fund, or the Raytheon Common Stock Fund.

(D)    A Participant may elect to exchange assets in accordance with subsections
       (A), (B), and (C) of this Section 8 on any Business Day of the month.

(E) Any election to exchange assets will be as of the Effective Date of Exchange of Assets.

(F) Any election to exchange assets will be irrevocable as of the close of business, normally 4:00 p.m. E.T. on the Business Day such election is received and confirmed by the Program Recordkeeper.

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Delphi Savings-Stock Purchase Program (S-SPP)
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(G)    Delphi reserves the right to modify/assess redemption fees and suspend exchanges involving any one or more of the Promark Funds and the Delphi Common Stock Fund offered under the Program in those instances where trading in such Fund(s) might adversely impact the operation or investment returns of such Fund(s) or exceed the available liquidity for such Fund(s).

(H) The Mutual Fund provider reserves the right to modify or suspend exchanges among the mutual funds as described in its Prospectuses. The Mutual Fund provider also reserves the right, under circumstances described in its Prospectuses, to suspend or delay purchases and/or redemptions from its Mutual Funds which might, in turn, delay a Participant's exchanges to or from the Promark Funds or the Delphi Common Stock Fund.


                                    SECTION 9
                              FORMATION OF CLASSES

A separate class will be formed during each Year of Formation into which the assets derived from each Employee's contributions and the related Corporation contributions and all earnings thereon will be placed.

                                   SECTION 10
                                     VESTING

Assets derived from Employee contributions, all related Corporation contributions, and all earnings thereon will vest immediately upon allocation to the Account of the Employee, except that for an Employee with less than three years of Credited Service, all Corporation contributions and earnings thereon will vest upon the completion of the Required Retention Period, or, if earlier, upon the Employee's attainment of three years of Credited Service. For an employee who is part of a divestiture, split-off, or spin-off with less than five years of Credited Service, all assets in such Employee's account will be fully vested at the time of such transaction. Notwithstanding the above, all Corporation contributions will vest upon the Employee's attaining Normal Retirement Age.



                                   SECTION 11
        WITHDRAWAL OF REGULAR ASSETS DURING THE REQUIRED RETENTION PERIOD

(A) A Participant may withdraw Regular Assets, other than Corporation contributions and earnings thereon, subject to the Required Retention Period. The amount requested for withdrawal from available Regular Assets will be obtained by first liquidating all Discretionary Assets and then, as may be necessary, Required Assets in the Participant's Account purchased with Regular Basic Savings.

(B) A Participant who has an outstanding loan(s) in accordance with Section 19 of this Article I will be permitted to make a withdrawal only in accordance with this Section 11 and Section 13 of this Article I.



                                       21
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Delphi Savings-Stock Purchase Program (S-SPP)
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(C)    The Participant may elect in their withdrawal to receive cash-in-lieu of shares equivalent to the value of their assets invested in the Delphi Common Stock Fund, the GM $1-2/3 Par Value Common Stock Fund, the GM Class H Common Stock Fund, the EDS Common Stock Fund, or the Raytheon Common Stock Fund to which such withdrawal applies, based on the Current Market Value of such common stock fund on the Date of Valuation for the withdrawal.

(D)    Notwithstanding any other restrictions imposed by this Section 11 or
       Section 13 of this Article I, a Participant may withdraw any savings for any month which are deemed to be Regular Savings pursuant to Section 2(A) of this Article I or Article IV, Section 10(C).

       Appropriate direction to effect such withdrawal must be received and confirmed by the Program Recordkeeper. Withdrawal of such Regular Savings will be at the Current Market Value of the assets purchased with such savings on the Date of Valuation for the withdrawal.

(E) Any election to withdraw assets will be irrevocable as of the close of business, normally 4:00 p.m. E.T. on the Business Day such election is received and confirmed by the Program Recordkeeper.



                                   SECTION 12
                  WITHDRAWAL OF REGULAR ASSETS AND CORPORATION
              CONTRIBUTIONS FOLLOWING THE REQUIRED RETENTION PERIOD

(A) At any time after the Required Retention Period, a Participant may withdraw all or any part of:

       (1)  Unrestricted Regular Assets; and

       (2)  Unrestricted Corporation contributions in their Account.

       However, a Participant under age 65 with less than three years of Credited Service may not withdraw all or any part of Unrestricted Corporation Contributions that were contributed within the 24 months preceding the month of withdrawal. The amount requested for withdrawal will be obtained (1) from the specific investment option(s) in which the Participant has assets, as the Participant may elect, or (2) if the Participant has not elected, pro rata from each fund in the Participant's Account in the following order:

       (i)  assets obtained with Regular Savings;

       (ii) assets obtained with Corporation contributions.

(B) A Participant who has an outstanding loan(s) in accordance with Section 19 of this Article I will be permitted to make a withdrawal in accordance with this Section 12.

(C) The Participant may elect to receive cash-in-lieu of shares equivalent to the value of their assets invested in the Delphi Common Stock Fund, the GM $1-2/3 Par Value Common Stock Fund, the GM Class H Common Stock Fund, the EDS Common Stock Fund, or the Raytheon Common Stock Fund to which such withdrawal applies based on the Current Market Value of such common stock funds on the Date of Valuation.

Delphi Savings-Stock Purchase Program (S-SPP)
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(D)    Any election to withdraw assets will be irrevocable as of the close of business, normally 4:00 p.m. E.T. on the Business Day such election is received and confirmed by the Program Recordkeeper.



                                   SECTION 13
                          WITHDRAWAL OF DEFERRED ASSETS

(A) Before a Participant under the age of 59-1/2 may withdraw Deferred Assets, all available Regular Assets and Unrestricted Corporation contributions must be withdrawn from the Participant's Account.

(B) After a Participant under the age of 59-1/2 has withdrawn all assets other than Deferred Assets from their Account, pursuant to subsection (A) of this Section 13, a Participant other than an eligible spousal beneficiary who encounters a Financial Hardship may withdraw Deferred Assets from their Account upon the approval of the Named Fiduciary or its delegate, provided such Participant previously has taken all available asset distributions, withdrawals (except withdrawals of Part B contributions to the Retirement Program for Salaried Employees), and loans under all applicable plans maintained by the Corporation. The amount of Deferred Assets that may be withdrawn for a Financial Hardship will be limited to the lesser of:

       (1) the total amount of Deferred Savings, excluding earnings, in the Participant's Account as of the Effective Date of Withdrawal; or

       (2) the amount required to meet the Financial Hardship, including any amounts necessary to pay reasonably anticipated income taxes and penalties resulting from the early withdrawal.

(C) If the amount of Deferred Savings to be withdrawn is less than the total amount of Deferred Savings, excluding earnings in the Participant's Account, withdrawal will be made first of Deferred Savings in the Participant's Account of Unrestricted classes and then of Deferred Savings, subject to the Required Retention Period in the Participant's Account.

(D) Subject to the claim denial procedures described in Section 13 of Article IV, the determination by the Named Fiduciary, or its delegate, as to whether an event constitutes a "Financial Hardship" will be final and binding on all persons.

(E) A Participant who withdraws assets for a Financial Hardship in accordance with subsection (B) of this Section 13:

       (1) will be suspended from accumulating further savings under this Program, and all other applicable plans maintained by the Corporation, for a period of 12 months following such withdrawal; and

       (2) will have their annual Deferred Savings limited, for the Plan Year next following the year in which the hardship withdrawal was made, to $11,000 (or as may be adjusted by the Code) minus the amount of any Deferred Savings made during the year in which the hardship occurred.

(F) A Participant age 59-1/2 or older may withdraw Deferred Assets from their Account on the same basis as other assets in accordance with Sections 11 and 12 of this Article I.

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Delphi Savings-Stock Purchase Program (S-SPP)
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(G)    A Participant who has an outstanding loan(s) in accordance with Section
       19 of this Article I will be permitted to make a withdrawal in accordance with this Section 13.

(H) Any election to withdraw assets will be irrevocable as of the close of business, normally 4:00 p.m. E.T. on the Business Day such election is received and confirmed by the Program Recordkeeper.



                                   SECTION 14
                    SETTLEMENT UPON TERMINATION OF EMPLOYMENT

(A) Upon termination of employment of a Participant, the Participant may elect to receive all assets represented by the Participant's own savings and the Corporation's contributions and earnings thereon, except that any Participant with less than three years of Credited Service may elect to receive all assets represented by the Participant's own savings and vested Corporation contributions and earnings thereon. Settlement will be made as soon as reasonably practicable following any such election, except as otherwise may be provided in Sections 15, 16, and 19 of this
       Article I.

       The Participant, prior to or coincident with (1) the Effective Date of Termination or (2) the Effective Date of Withdrawal, may elect, by appropriate direction to the Program Recordkeeper, to receive cash-in-lieu of shares equivalent to the value of their assets invested in the Delphi Common Stock Fund, GM $1-2/3 Par Value Common Stock Fund, GM Class H Common Stock Fund, EDS Common Stock Fund, or Raytheon Common Stock Fund in their Account, based on the Current Market Value of such common stock funds on the Date of Valuation.

       (B) In the event of the death of any Participant, the beneficiary or beneficiaries designated pursuant to Section 8 of Article IV will receive all assets represented by such deceased Participant's savings and the Corporation's contributions and all earnings thereon. The beneficiary or beneficiaries may elect to receive cash-in-lieu of shares equivalent in value to the assets invested in the Delphi Common Stock Fund, GM $1-2/3 Par Value Common Stock Fund, GM Class H Common Stock Fund, EDS Common Stock Fund, or the Raytheon Common Stock Fund in the deceased Participant's Account, based on the Current Market Value of such common stock funds on the Date of Valuation. The Date of Valuation will be the Effective Date of Withdrawal. For this purpose, the Effective Date of Withdrawal will be as of the Business Day on which the Program Recordkeeper determines the appropriate beneficiary, or beneficiaries, and is in receipt of all necessary information and directions to process the settlement.


       Effective April 1, 2001, an eligible spousal beneficiary is able to retain a deceased participant's account assets in the Program. Such surviving spouse subsequently may elect to receive the assets in a lump sum at any time. While assets remain in the Program, the surviving spouse may (1) exchange assets among the various available investment options;
       (2) elect a partial distribution; (3) elect to receive installment payments. However, the eligible spousal beneficiary may not contribute to, initiate any loans or take hardship withdrawals from the Program.

Delphi Savings-Stock Purchase Program (S-SPP)
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                                   SECTION 15
                             DISTRIBUTION OF ASSETS

(A) Assets in a Participant's Account will be retained in the Program until distribution or withdrawal pursuant to subsection (C) of this Section 15, and Sections 12, 13, and/or 17 of this Article I. Unless the Participant elects to defer a distribution to a later date, a distribution of a Participant's Account will commence no later than 60 days after the Plan Year in which the last of the following events occur: (1) attainment of Normal Retirement Age; (2) the 10th anniversary of the date the Participant began participating; or (3) the Participant's termination of employment.

(B) Any assets in a Participant's Account, retained in the Program pursuant to subsection (A) of this Section 15, will be delivered to the Participant as soon as practicable following an appropriate election to withdraw such assets, except as otherwise may be provided in subsection
       (C) of this Section 15, and in Sections 13, 16, and 19 of this Article I. In case of termination of employment by reason of death, assets retained in the Program will be delivered, pursuant to Section 14(B), to the Participant's beneficiary or beneficiaries designated pursuant to Section 8 of Article IV.

(C) If a Participant terminates employment and on the Effective Date of Termination the value of the Participant's vested assets represented by the Participant's own savings and the Corporation's contributions and all earnings thereon is not, and was not at the time of a prior distribution, greater than $5,000, such Participant will receive a distribution of the entire amount of such assets pursuant to Section 14 of this Article I, and such distribution will be made upon the earlier of (1) the Participant's request for a settlement, or (2) 60 days following the month in which the Participant's termination of employment with the Corporation occurs.

       Any Corporation contributions not vested on the Effective Date of Termination will be treated as a forfeiture in accordance with Section 5 of Article IV.

       If a Participant terminates employment and the value of the Participant's vested assets represented by the Participant's own savings and the Corporation's contributions and all earnings thereon exceeds $5,000 on the Effective Date of Termination, such Participant may elect to receive a distribution of such assets pursuant to Section 14 of this Article I. Unless a Participant otherwise elects, settlement of all of the assets in the Participant's Account will be made and distributed upon the later of 60 days following the month in which (a) the Participant's termination of employment with the Corporation occurs, or (b) the Participant attains age 65. Distributions subject to the Employee Stock Ownership Plan provisions of Article III of this Plan will be distributed in accordance with Section 409(o) of the Code. Any Corporation contributions not vested on the Effective Date of Termination will be deemed to be cashed out and distributed to the Participant.

       During any period assets remain in the Program following termination of employment, the Participant may exchange all Unrestricted assets pursuant to provisions of the Program and may borrow against such assets as provided in Section 19 of this Article I. If a Participant does not request a total distribution of their Account following termination of employment, such



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       Participant subsequently may request a withdrawal of such assets pursuant to the provisions of the Program. The Date of Valuation will be the Effective Date of Withdrawal.

(D) If a Participant receives a distribution pursuant to subsection (C) of this Section 15, and the Participant subsequently becomes eligible to participate in the Program before incurring five consecutive one year breaks in service following the date of distribution, the Participant will have the right to restore any non-vested Corporation contributions related to such distribution (excluding any gains), to the extent forfeited, upon the repayment to the Program of the full amount of the distribution (including all Employee savings and Corporation contributions).

       All repayments made pursuant to this provision must be made before the earlier of five years after the Participant is re-employed, or when the Participant incurs five consecutive one-year breaks in service following the date of the distribution.

       If a Participant does not receive a distribution pursuant to subsection
       (C) of this Section 15, and the Participant subsequently becomes eligible to participate in the Program before incurring five consecutive one year breaks in service following termination of employment, the Corporation contributions not vested will be restored on behalf of such Participant, upon receipt of appropriate direction from the Participant by the Program Recordkeeper.

       Any such restored Corporation contributions not vested on the earlier date of distribution will vest subsequently, in accordance with Section 10 of this Article I, provided that:

       (1) all repaid contributions and restored Corporation contributions have remained continuously in the Program; and

       (2)   the Participant was eligible to participate.

(E) Notwithstanding any provisions of the Program to the contrary that would otherwise limit a Distributee's election under this Section 15, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.



                                   SECTION 16
                  ELECTION TO DEFER DISTRIBUTION AT TERMINATION

(A) Upon a Participant's termination of employment (1) by retirement under any Delphi Automotive Systems retirement program or pension plan maintained within the Delphi Automotive Systems controlled group of corporations, or (2) for any other reason, the Participant may elect to defer continuously, to the extent permissible in subsection (C) of this
       Section 16, the distribution of all assets credited to their Account. During such deferral period, the Participant may exchange all Unrestricted assets pursuant to the provisions of the Program, and may borrow against such assets as provided in Section 19 of this Article I. At any time during such deferral period, the Participant may withdraw part of such assets pursuant to the provisions of the Program. In addition to any partial withdrawal, a Participant may elect, at any time during such deferral period, the complete distribution of all assets in their Account. Any such election will be irrevocable as of the close of business, normally 4:00 p.m. E.T. on the Business Day such election is received and confirmed by the Program Recordkeeper.



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(B)    In addition to any partial withdrawal the Participant may elect, upon termination of employment or during the deferral period pursuant to subsection (A) of this Section 16 and Section 15(C) of this Article I, to have the assets in their Account distributed in installment payments.

      (1) Installment payments will be made on a calendar month, calendar quarter, semi-annual, or annual basis, as elected by the Participant.

      (2) Installments will be in whole dollar amounts, with $1,200 established as the minimum annual installment amount.

      (3) The amount elected for installment payments will be obtained pro rata from each fund in the Participant's Account in the following order:
           (i) assets obtained with Regular Savings until exhausted, and then
           (ii) assets obtained with rollover contributions, Corporation contributions, and Deferred Savings.

      (4) The Participant may change the timing and amount of any installment elected, or discontinue installment payments, except as otherwise may be provided in subsection (C) of this Section 16.

      (5) If the Participant elects to receive installment, such installment payments will commence not sooner than the first of the month following the month in which the Program Recordkeeper receives the Participant's request in an appropriate form.

      (6) Solely for purposes of this Section 16, the Current Market Value of a Participant's assets will be determined as of the first day of each monthly, quarterly, semi-annual, or annual installment payment. If the first day of the month is on a weekend or holiday observed by the New York Stock Exchange, the installment payment will be valued as of the prior Business Day.

(C) If, as of the end of the year prior to the year in which any retired or terminated Participant attains age 70-1/2, the Participant has not withdrawn all assets in their Account, and the amount withdrawn for the year in which the Participant attains age 70-1/2 is less than the minimum annual installment amount, commencing not later than April 1 of the year following attainment of age 70-1/2, minimum annual installment amounts will be determined and paid to the Participant from their Account assets. The cumulative amount of any Participant-elected installment amounts or any partial withdrawal will first be used to satisfy the minimum annual installment amount applicable for such year and will be in accordance with regulations prescribed by the Secretary of the Treasury of the United States, including the statutory and incidental death benefit requirements of Section 401(a)(9) of the Code.

       (i) The minimum annual installment amount will be calculated by dividing the Participant's Account balance as of December 31 of the year prior to the year for which such distribution is made by the Participant's remaining life expectancy based on the actuarial life expectancy tables published under the Code, or, if elected by such Participant, the combined life expectancy of the Participant and the Participant's beneficiary.

      (ii) If the Participant:

           (a) has elected to have minimum installment amounts calculated based on the combined life expectancy of the Participant and the Participant's designated beneficiary; and

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Delphi Savings-Stock Purchase Program (S-SPP)
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           (b)   such designated beneficiary is not the Participant's spouse;
                 and

           (c) such designated beneficiary is more than ten years younger than the Participant, then the designated beneficiary's life expectancy, solely for purposes of calculating the minimum installment amount, will be deemed to be the Participant's life expectancy, less ten years.

(D) Any retired or terminated Participant who is subject to the minimum annual installment provisions under subsection (C) of this Section 16 will continue to be permitted to exchange Account assets among the Program investment options. Further, any such Participant may withdraw all or part of their Account assets, as provided under subsection (A) of this Section 16.


                                   SECTION 17
                            ATTAINMENT OF AGE 70-1/2

(A) With respect to any Participant who has attained age 70-1/2 prior to January 1, 1997, and such Participant has not terminated employment, distribution of minimum annual installment payments, as calculated under
       Section 16(C) of this Article, will commence not later than April 1 of the year following attainment of age 70-1/2 and will be made annually thereafter. However, a Participant may elect to discontinue such annual distributions by providing appropriate direction to the party designated by the Administrator, in which case a distribution of the Participant's assets will be made upon termination of employment pursuant to Section 15.

(B) If a Participant attains age 70-1/2 on or after January 1, 1997, and such Participant has not terminated employment, a distribution of the Participant's assets will be made upon termination of employment pursuant to Section 15.

(C) All distributions required under this subsection will be determined and made in accordance with Section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.



                                   SECTION 18
                              UNDELIVERABLE ASSETS

In the event a distribution to a Participant or the Participant's beneficiary cannot be made because the identity or location of such Participant or beneficiary cannot be determined after reasonable efforts, and if the Participant's settlement remains undistributed for a period of one year from the Date of Valuation, the Administrator may direct that the distribution of assets, and any earnings on such assets, be returned to the Trust fund and liquidated. All liability for payment thereof terminates; provided, however, if the identity or location of the Participant or beneficiary is determined subsequently, the value of the assets at the Date of Valuation will be paid from the Trust to such person in a single sum. No interest will be paid on such assets after such Date of Valuation. Any assets so liquidated will be:

(1) paid to the Participant or beneficiary when the identity or location is determined; or

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Delphi Savings-Stock Purchase Program (S-SPP)
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(2) applied to reduce Corporation contributions made pursuant to Section 4 of this Article I.

Upon settlement pursuant to this Section 18, a Participant will receive cash based on the Current Market Value of the assets in their account on the Date of Valuation.




                                   SECTION 19
                                      LOANS

(A) A Participant, other than a spousal beneficiary, who has satisfied the eligibility requirements of this Program may borrow from assets in their Account (except Corporation contributions and earnings thereon subject to the Required Retention Period).

(B) Notwithstanding the provisions of Section 19(A), the maximum loan amount (when added to the outstanding balance of all loans under all applicable plans maintained by the Corporation) will be the lesser of:

       (1) $50,000, less the Participant's highest aggregate outstanding loan balance over the 12-month period immediately preceding the Participant's application for a loan; or

       (2) one-half of the Current Market Value of all vested assets in the Participant's Account.

       For purposes of the above limitation, all loans from all plans maintained by the Corporation [or its subsidiaries in accordance with Section 414(b), (c), or (m) of the Code] will be aggregated.

(C) Loans will be granted in whole dollar amounts, with one thousand dollars ($1,000) established as the minimum amount of any loan.

(D) Loans will be granted for a minimum term of six months, with additional increments of six months as the Participant may elect, to a maximum of five years, or to a maximum of ten years in the event the loan is for the purchase or construction of the principal residence of the Participant, provided a Participant may not elect a term which will result in monthly repayments of less than fifty dollars ($50).

(E) Loans will bear a rate of interest which will be the Prime Rate as of the last Business Day of the calendar quarter immediately preceding the date the Participant gives appropriate direction for a loan to the Program Recordkeeper. The interest rate will remain the same throughout the term of the loan.

(F) For purposes of this Section 19, the Current Market Value of a Participant's assets will be determined on the Effective Date of the Loan.

(G) A Participant may be granted a loan no more frequently than one time each calendar year, or such longer period of time as the Administrator in its sole discretion may, from time to time, establish applicable to all Participants, provided a Participant who makes application for a loan prior to full repayment of a previous loan(s) will be granted an additional loan only if the total of the outstanding amount of all of the Participant's loans does not exceed the maximum amount permitted in accordance with subsection (B) of this Section 19.



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(H)    A Participant may have no more than five loans outstanding at any one time.

(I) Each loan will be evidenced by a written Participant Loan Agreement that specifies:

       (1)   the amount of the loan;

       (2)   the terms of the loan;

       (3)   the duration of the loan; and

       (4) the repayment schedule, showing payments to be made in a level amount which will fully amortize the loan over its duration.

       By endorsing and either cashing or depositing the check representing the loan, a Participant will acknowledge receipt of the Participant Loan Agreement and agree to the terms and conditions contained therein.

(J) Cash equal to the value of any loan granted will be obtained by liquidating assets in the Participant's Account, as the Participant may elect:

      (1) from specific investment options in which the Participant has assets; provided, however, a Participant may not elect to liquidate assets invested in the Delphi Common Stock Fund purchased with Corporation contributions and earnings thereon which are subject to the Required Retention Period; or

      (2)  in the order that follows:

             (i) assets in the Required Retention Period obtained with Deferred
                 Savings;

            (ii) assets in the Unrestricted classes obtained with Deferred
                 Savings;

           (iii) assets in the Unrestricted classes with Corporation contributions;

            (iv) assets in the Required Retention Period obtained with Regular
                 Savings;

             (v) assets in the Unrestricted classes obtained with Regular
                 Savings.

       Assets in the Participant's Account will be liquidated, based on the hierarchy noted above, to the extent necessary for the loan amount requested. Within each hierarchy, the assets will be liquidated pro rata.

(K) Repayment of a loan will be through after-tax payroll deductions, except that if the Participant is not an active employee of the Corporation, repayment will be through monthly loan payments. Payments of principal and interest will be applied to reduce the outstanding balance of a loan. Loan repayment amounts will be allocated to the Participant's Account and invested into the same investment option(s) elected by the Participant for current contributions. Investment option elections may be changed by the Participant on any Business Day of the month. In accordance with rules established by the Administrator, a Participant will be entitled to prepay the total outstanding balance on any loan (including interest) granted under the Program or make partial prepayment on any Business Day without penalty.

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(L)    A Participant with an outstanding loan who is placed on layoff or an unpaid leave of absence status for any reason will be entitled to:

       (1) make monthly loan payments equivalent in value to the payments deducted previously from the Participant's paycheck; or

       (2) suspend monthly loan payments (but not the accrual of interest) for a period of up to 12 months;

       provided all loans will be due and payable no later than five years from the date the respective loans were granted (or ten years in the event of a loan for the purchase or construction of the principal residence of the Participant).

(M) No earnings will accrue to the Participant's Account with respect to the outstanding balance of any loan.

(N) All Participants who terminate employment for any reason (other than death), including retirement, will continue to make monthly loan payments or may make a lump-sum cash payment equal to the remaining outstanding balance of the loan(s), including interest.

       For any such Participant, loans will be due and payable as of the earlier of:

       (1) five years following the Effective Date of Loan (ten years in the event the loan is for the purchase or construction of the principal residence of the Participant); or

       (2)   the Effective Date of Withdrawal by the Participant.

(O) In the event a Participant fails to make a required loan payment and such failure continues beyond the last day of the calendar quarter following the calendar quarter in which the required payment was due, then the Participant will be irrevocably deemed to have received a distribution of assets on such last day of the calendar quarter in an amount equal to the remaining outstanding principal amount and accrued interest on the loan, calculated to the date of such deemed distribution.

(P) Except as provided for in subsection (N) of this Section 19, a Participant who, prior to their repayment of the total outstanding balance of a loan (including interest) from the Trust, terminates employment with the Corporation (including termination due to death or retirement), or is terminated by the Corporation and requests a final settlement of all assetsin their Account, will be deemed to have elected a withdrawal, pursuant to Sections 11, 12, and/or 13 of this Article I, in an amount equal to the outstanding balance of the loan (including interest) as of the Effective Date of Termination.

(Q) The foregoing subsections of this Section 19 to the contrary notwithstanding, the Administrator reserves the right to declare moratoriums on the granting of new loans to Participants. Such moratoriums will not affect a Participant's obligation to repay any outstanding loan.

(R) An election to borrow assets will be irrevocable as of the close of business, normally 4:00 p.m. E.T. on the Business Day such election is received and confirmed by the Program Recordkeeper.

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--------------------------------------------------------------------------------
                                   ARTICLE II
                                   TRUST FUND
--------------------------------------------------------------------------------

                                    SECTION 1
                                     GENERAL

Concurrent with the date that an Employee's contributions and loan repayments are deducted from the Employee's pay, such Employee contributions, plus the Corporation contributions under this Program, will be paid to the Trustee who will invest and account for all such amounts and earnings thereon. The Corporation may, upon request, reimburse the Trustee for expenses incurred by the Trustee in maintaining the Trust fund, including brokerage commissions and transfer taxes on the purchase and sale of Delphi common stock, certain Trustee fees, and certain other administrative expenses.

All Participant assets invested in the Promark Income Fund will earn a specified interest rate (yield). The specific interest rate (yield) to be earned on each of the investment contracts and on the fixed income portfolios will be reduced by fees inherent to these contracts and/or portfolios. Such fees include operating costs (investment management, custody, risk premiums) and costs of maintaining each contract or portfolio. The resulting rate is the net contract rate or net portfolio rate (yield). Collectively, the dollar weighted average of the net contract rates on all the investment contracts and the net portfolio rate (yield) on the short-term fixed income portfolio represent the specified interest rate for the Promark Income Fund.

With respect to the Mutual Funds available under the Program for investments, the investment return on Participant assets invested in such Funds will be reduced by management fees and other fund operating expenses [including 12(b) fees as disclosed in each Mutual Fund Prospectus].

With respect to the Promark Funds available under the Program for investment, the investment return on Participant assets invested in such Funds will be reduced by management fees and other operating expenses (with the exception of the Promark Large Cap Index Fund whose expenses are paid by the Corporation).


                                    SECTION 2
                              INVESTMENT BY TRUSTEE

The Trustee is to invest in the following instruments:

(A)   DELPHI COMMON STOCK FUND

      The Participant's savings and the Corporation contributions which are to be invested in the Delphi Common Stock Fund and cash dividends received by the Trustee on Delphi common stock, $0.01 par value, will be invested by an investment manager, or managers, appointed by the Named Fiduciary, or its delegate, under a management agreement which specifies the terms and conditions of such Fund. This Fund imposes a 1.0% redemption fee on assets that are held less than 30 days. This redemption fee is deducted from the assets redeemed. The redemption fee is paid to the Fund and helps protect the Fund's performance and shareholders by discouraging frequent trading in response to short-term market fluctuations.



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(B)   PROMARK FUNDS

      The Participant's savings which are to be invested in any of the Promark Funds listed under Article I, Section 5(A)(2) will be held by an investment manager, or managers appointed by the Named Fiduciary or its delegate, under a management agreement which specifies the terms and conditions of such funds.

(C)   GENERAL MOTORS COMMON STOCK FUNDS

      The Trustee may hold in Participants' Accounts GM $1-2/3 par value common stock and/or GM Class H common stock, $0.10 par value. A portion of each of the GM $1-2/3 Par Value Common Stock Fund and the GM Class H Common Stock Fund may be invested in short-term fixed income investments and money market instruments. Any cash dividends received by the Trustee on GM $1-2/3 par value common stock and GM Class H common stock, $0.10 par value, will be invested in the Promark Income Fund. A Participant may elect to exchange assets held in the GM $1-2/3 Par Value Common Stock Fund and/or GM Class H Common Stock Fund to any of the investment options specified under Article I, Section 5(A).

(D)   MUTUAL FUNDS

      The Participant's savings which are to be invested in any of the Mutual Funds listed under Article I, Section 5(A)(3) will be held by the Mutual Fund company appointed by the Named Fiduciary, or its delegate, pursuant to the Mutual Fund Prospectus describing the terms and conditions of such funds. Effective April 1, 2000, two Fidelity funds, the Government Income Fund and Investment Grade Bond Fund, were replaced by the Spartan Government Income Fund and the Spartan Investment Grade Bond Fund. Effective January 17, 2002, the Fidelity Strategic Income Fund was offered as a new Investment option and the Fidelity International Bond Fund was merged into this new fund.

(E)   EDS COMMON STOCK FUND

      The Trustee may hold in Participants' Accounts EDS common stock, $0.01 par value. A portion of the EDS Common Stock Fund may be invested in short-term fixed income investments and money market instruments. Any cash dividends received by the Trustee on EDS common stock will be invested in the Promark Income Fund. A Participant may elect to exchange assets held in the EDS Common Stock Fund to any of the investment options specified under Article I, Section 5(A).

 (F)  RAYTHEON COMMON STOCK FUND

      The Trustee may hold in Participants' Accounts Raytheon Company Class A common stock. A portion of the Raytheon Common Stock Fund may be invested in short-term fixed income investments and money market instruments. Any cash dividends received by the Trustee on Raytheon Company Class A common stock will be invested in the Promark Income Fund. A Participant may elect to exchange assets held in the Raytheon Common Stock Fund to any of the investment options specified under Article I, Section 5(A).




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Delphi Savings-Stock Purchase Program (S-SPP)
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--------------------------------------------------------------------------------
                                   ARTICLE III
             EMPLOYEE STOCK OWNERSHIP PLAN AND FINANCING PROVISIONS
--------------------------------------------------------------------------------

The portion of the Program assets invested in the Delphi Common Stock Fund, including any dividends, earnings or gains thereon, is designed to invest primarily in qualifying employer securities as defined by Section 4975(e)(8) of the Code and is an employee stock ownership plan (ESOP) under Section 4975(e)(7) of the Code. This Article III applies to this ESOP portion of the Program.


                                    SECTION 1
                                  CONTRIBUTIONS

Contributions under this Article III may be paid in cash or in shares of Delphi common stock, as determined by the Named Fiduciary; provided, however, such contributions will be paid in cash to the extent needed to provide the Trust cash sufficient to pay any currently maturing obligations under any Acquisition Loan then in effect.


                                    SECTION 2
                                ACQUISITION LOANS

(A) The Named Fiduciary may direct the Trustee to obtain Acquisition Loans, or the Corporation may obtain such loans from time to time, to finance the acquisition by the Trust of Delphi $0.01 par value common stock or to repay a prior Acquisition Loan. Any such Acquisition Loan will meet all requirements necessary to constitute an "exempt loan" within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii). An Acquisition Loan will be for a specified term, will bear a reasonable rate of interest, will not be payable on demand, except in the event of default, and will be accounted for separately by the Trustee.

(B) An Acquisition Loan may be secured by a pledge of the Delphi $0.01 par value common stock so acquired, or by Delphi $0.01 par value common stock acquired with the proceeds of a prior Acquisition Loan which is being refinanced. No other Trust assets may be pledged as collateral for an Acquisition Loan, and no acquisition loan lender will have recourse against Trust assets other than the Delphi $0.01 par value common stock remaining subject to pledge (and earnings thereon). Any pledge of Delphi $0.01 par value common stock must provide for the release of such shares when payments on the Acquisition Loan are made by the Trustee and when such Delphi $0.01 par value common stock is credited to Participant Accounts.

       Payments of principal and/or interest on any Acquisition Loan will be made by the Trustee, as directed by the Named Fiduciary, only from Employee and Corporation contributions (including earnings attributable to such contributions) paid in cash to enable the Trust to repay such Acquisition Loan. Alternatively, the Corporation may make payments of principal and/or interest on an Acquisition Loan, as directed from time to time by the Named Fiduciary.

(C) Any Delphi $0.01 par value common stock acquired by the Trust in connection with an Acquisition Loan will initially be credited to a loan suspense account and will be released from



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       the suspense account and credited to the Trust account only as payments on the Acquisition Loan are made. The number of shares of Delphi $0.01 par value common stock to be released from the suspense account and to be credited to the Trust account during a Plan Year will be determined by the Named Fiduciary. For each Plan Year, or portion thereof, during the Acquisition Loan term, the number of shares of Delphi $0.01 par value common stock released from the suspense account will be determined by multiplying the number of shares in the suspense account immediately before release, by a fraction, the numerator of which will be the amount of principal and interest paid for the Plan Year (or portion thereof), and the denominator of which will be the sum of the numerator plus the principal and interest to be paid on the Acquisition Loan for all future years (or portion thereof), or by any other method permitted by the Code or regulations promulgated thereunder. The amount will be determined without taking into account any possible extension or renewal periods. In the event such interest is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of the Corporation's common stocks, the number of shares of each class of stock to be released must be determined by applying the same fraction to each class of stock.

       The Named Fiduciary may, in its discretion, elect, in lieu of the provision in the preceding paragraph providing for the release of Delphi $0.01 par value common stock from the suspense account on the basis of principal and interest paid during the Plan Year (or portion thereof), to release pledged Delphi $0.01 par value common stock from the suspense account with reference to principal payments only, subject to the requirements imposed by Treasury Regulation Section 54.4975.7, specifically including the rules as provided in Treasury Regulation
       Section 54.4975-7(b)(8)(ii).

       Shares released from the suspense account will be credited to the Delphi $0.01 par value common stock and Participant Accounts will be credited with a unit value based on the current market value of the related contributions designated to be invested in the Delphi Common Stock Fund.

(D) Dividends on Delphi $0.01 par value common stock attributable to released and allocated shares in the Trust may be used to make payments of principal and/or interest on an Acquisition Loan, provided the Corporation makes an additional contribution of Delphi $0.01 par value common stock or cash which is allocated to the Trust Account. Such contribution must:

       (1) have a fair market value, not less than the amount of dividends used for the payment of principal and/or interest on the Acquisition Loan; and

       (2) be made in the same Plan Year as the Plan Year in which the dividend is paid.

       Dividends on Delphi $0.01 par value common stock attributable to shares that are credited to the loan suspense account may be used to make payments of principal and/or interest on an Acquisition Loan. To the extent dividends on allocated shares are used to repay an Acquisition Loan, any shares released from the suspense account pursuant to this Section will first be allocated to Participant Accounts equal to the amount of the dividends used for such repayment. Such allocation will be based on the unit values of the released shares. The excess, if any, will be used to fund the matching contribution described in Article I, Section 4, and can be used to offset the additional contribution described above.

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(E)    Corporation contributions made pursuant to this Article III which are used by the Trust to pay interest on an Acquisition Loan, and any Delphi $0.01 par value common stock which is allocated as forfeitures, will not be included as annual additions for any Plan Year in which not more than one-third of the Corporation contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees.



                                    SECTION 3
                          LIMITATIONS ON CONTRIBUTIONS

Limitations on Corporation and Employee Contributions

(A) Notwithstanding other provisions of the Program, Corporation contributions made pursuant to this Article III, and Employee Regular Savings contributions to the Delphi Common Stock Fund for a Plan Year, must meet one of the following tests using the current year testing method:

       (1) the average contribution percentage of the eligible Highly Compensated Employees may not exceed 1.25 times the average contribution percentage of all other eligible Employees; or

       (2) the average contribution percentage of the eligible Highly Compensated Employees may not exceed (a) two percentage points more than the average contribution percentage of all other eligible Employees and (b) two times the average contribution percentage of all other eligible Employees.

(B) For purposes of this limitation, the average contribution percentage for a Plan Year is the average of the ratios (calculated separately for each eligible Employee) of the:

       (1) amount of Corporation contributions and Employee Regular Savings contributions to the Delphi Common Stock Fund made on behalf of such eligible Employees for the Plan Year to:

       (2)  the Employee's Compensation for such Plan Year.

(C) An amount equal to the Corporation contributions or Employee Regular Savings contributions of a Highly Compensated Employee that exceeds the percentage limitations of subsection (A) of this Section 3 will be distributed to the Participant no later than two and one-half months following the end of the Plan Year. The amount of any such distribution will be determined under a reasonable method selected by the Administrator under applicable tax regulations and will include earnings attributable to the excess contributions.

(D)    Cash or Deferred Arrangement Limitations

       (1) The Deferred Savings election percentage by the eligible Highly Compensated Employees under the Program for a calendar year must meet one of the following tests using the current year testing method:

            a) the actual Deferred Savings percentage of the eligible Highly Compensated Employees is not more than 1.25 times the actual Deferred Savings election percentage of all other eligible Employees; or

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            (b)   the actual Deferred Savings election percentage of the
                  eligible Highly Compensated Employees is not more than two percentage points more than the actual Deferred Savings election percentage for all other eligible Employees and is not more than two times (or, such lesser amount as the Secretary of the Treasury of the United States will prescribe) the actual Deferred Savings election percentage of all other eligible Employees.

       (2) For purposes of this limitation, the actual Deferred Savings election percentage for the eligible Highly Compensated Employees and all other eligible Employees for a calendar year is the average of the ratios (calculated separately for each eligible Employee) of:

            (a) the amount of Deferred Savings contributions to the Delphi Common Stock Fund made on behalf of such eligible Employee for the calendar year to:

            (b)   the Employee's Compensation for such calendar year.

       (3) The amount of a Participant's Deferred Savings that exceeds the percentage limitations of subsection (D)(1) of this Section 3 will be distributed to the Participant no later than two and one-half months following the end of the Plan Year. The amount of any such distribution will be determined under a reasonable method selected by the Administrator under applicable tax regulations and will include earnings attributable to the excess Deferred Savings.

(E)   Special Rules

      The Special Rules set forth in Article IV, Sections 10(D)(5) and 10(E)(4) and the rules under Article IV, Section 11(F) regarding limitations on multiple use are incorporated herein by reference and will be applied separately to the limitations under this Section 3.

                                    SECTION 4
                             ACCOUNT DIVERSIFICATION

(A)   A Participant who:

      (1)    is age 55 or over; and

      (2) has participated in the employee stock ownership plan, as provided for under this Article III for at least 10 years, may elect, by providing appropriate direction to the Program Recordkeeper within the 90-day period following the close of each Plan Year in the Participant's Qualified Election Period, to transfer to other Program investment options, 25% (50% in the case of the final 90-day election period) of the value of any Delphi Common Stock Fund which was not previously transferred pursuant to provisions of the Program. The initial 90-day election period for any such eligible Participants will commence January 1, 2009.

(B) For purposes of subsection (A) of this Section 4, a Participant's "Qualified Election Period" will be the six Plan Years beginning with the later of the Plan Year in which the Participant:



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      (1)    attains age 55; or

      (2) has participated in the employee stock ownership plan, as provided for under this Article III, for 10 years.

(C) The amount eligible for transfer under subsection (A) of this Section 4 will be determined by the Administrator. No transfer election otherwise permitted by this Section 4 will be permitted for de minimis amounts. For this purpose, an amount allocated to a Participant's Account will be deemed to be de minimis if the fair market value of the Delphi common stock, $0.01 par value, acquired by or contributed to the ESOP portion of the Program and allocated to the Participant's Delphi Common Stock Fund Account is five hundred dollars ($500), or less. For purposes of this determination, Delphi common stock, $0.01 par value, or units in the Delphi Common Stock Fund held in the Participants' Accounts under the employee stock ownership plans maintained by the Corporation will be considered as held by the same plan.


                                    SECTION 5
                      NON-TERMINABLE RIGHTS AND PROTECTIONS

(A) Except as otherwise provided in regulations or as otherwise required by law, no security acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by the Trustee and when distributed from the Program.

(B) This subsection (B) applies only if Delphi common stock, $0.01 par value, acquired by the Trustee with the proceeds of an Acquisition Loan is not readily tradable on an established securities market at the time of distribution. The Participant will have the right (a "put option") to require that the Corporation repurchase the stock under a fair valuation formula in accordance with Section 409(h) of the Code. The put option will be provided to the Participant for sixty (60) days following the date of distribution and, if not exercised during that period, for an additional period of sixty (60) days during the following Plan Year. If the Participant exercises the put option, and if the Participant's entire account balance is distributable within one (1) taxable year, the amount to be paid for the Delphi common Stock, $0.01 par value, will be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the exercise of the put option and not exceeding five (5) years, with adequate security provided and interest payable at a reasonable rate (as determined by the Corporation) on any unpaid balance. If the Corporation is required to repurchase Delphi common stock, $0.01 par value, as part of an installment distribution, the amount to be paid for the Delphi common stock, $0.01 par value, will be paid not later than thirty (30) days after exercise of the put option.

(C) The preceding provisions of this Section 5 are non-terminable and will continue to apply to stock even if the ESOP portion of the Program ceases to be an employee stock ownership plan under Code Section 4975(e)(7) and even after any and all Acquisition Loans have been repaid.


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                                    SECTION 6
                         DISTRIBUTION OF ESOP DIVIDENDS

Cash dividends paid on shares of Delphi common stock ($0.01 par value) corresponding to the units in the Delphi Common Stock Fund in a Participant's Account, regardless of whether such units relate to Employee contributions or Corporation contributions, will be distributed directly to the Participant rather than being reinvested in the respective funds, provided the Participant gives appropriate and timely notice of such election to the Program Recordkeeper. A Participant may elect to receive a distribution of either (1) 100% of the cash dividends, or (2) 50% of the cash dividends and reinvest the remainder in the respective funds. Dividends paid directly to a Participant pursuant to this Section will be paid not later than 90 days after the end of the Plan Year.

--------------------------------------------------------------------------------
                                   ARTICLE IV
                         OTHER PROVISIONS OF THE PROGRAM
--------------------------------------------------------------------------------


                                    SECTION 1
                       NAMED FIDUCIARY AND ADMINISTRATION

(A) The Executive Committee of the Corporation's Board of Directors will be the Named Fiduciary with respect to the Program, except as set forth under
      Section 1(B) and Section 18 of this Article IV. The Executive Committee may delegate authority to carry out such of its responsibilities as it deems proper to the extent permitted by the Employee Retirement Income Security Act of 1974, as amended ERISA.

(B) Except as set forth in Section 18 of this Article IV, General Motors Investment Management Corporation (GMIMCo) is the Named Fiduciary of this Program for purposes of investment of Program assets. GMIMCo may delegate authority to carry out such of its responsibilities, as it deems proper, to the extent permitted by ERISA.

(C) Delphi Automotive Systems Corporation is the Administrator. The Administrator has discretionary authority to construe, interpret, apply, and administer the Program. This includes the authority to make factual determinations. The Administrator may delegate various aspects of the Program Administration, as it deems appropriate.

(D) Various aspects of Program administration have been delegated to the Program Recordkeeper. In carrying out its delegated responsibilities, the Program Recordkeeper will have discretionary authority to construe, interpret, apply, and administer the Program provisions. The discretionary authority delegated to the Program Recordkeeper will, however, be limited to Program terms relevant to its delegated responsibilities and will not permit the Program Recordkeeper to render a determination or make any representation concerning benefits which are not provided by the express terms of the Program. The Program Recordkeeper's actions will be given full force and effect unless determined by the Program Administrator to be contrary to the Program provisions or arbitrary and capricious.

(E) The Employee Benefit Plans Committee (EBPC) of the Corporation has final discretionary authority to construe, interpret, apply, and administer the Program and serves as the final step of the Program appeal procedure. This includes the authority to make factual determinations. Any interpretation or determination regarding the Program made by the EBPC will be given full force and effect, unless it is proven that the interpretation or determination was arbitrary and capricious.


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                                    SECTION 2
               AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION

The Corporation reserves the right to amend, modify, suspend, or terminate the Program in whole or in part, at any time, by action of its Board of Directors or other individual or committee expressly authorized by the Board to take such action. No oral statements can change the terms of this Program. This Program can only be amended, in writing, by the Board of Directors or an appropriate individual or committee as designated by the Board of Directors. Absent an express delegation of authority from the Board of Directors, no one has the authority to commit the Corporation to any benefit or benefit provision not provided for under the Program or to change the eligibility criteria or other provisions of the Program.

No amendment may restrict or reduce the benefits provided to any Participant, if such amendment violates Section 411(d)(6) of the Code.



                                    SECTION 3
                             MERGER OR CONSOLIDATION

In the event of any merger or consolidation with or transfer of assets or liabilities to any other plan or program, each Participant in the Program would, if the Program then terminated, receive the assets in their Account immediately after the merger, consolidation, or transfer which are at least equal in value to the assets they would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Program had then terminated.



                                    SECTION 4
                      DISTRIBUTION UPON PROGRAM TERMINATION

In the event of termination or partial termination of the Program, the Administrator may direct the Trustee to:

(1) continue to administer the Trust fund and pay Account balances in accordance with Article I, Section 14, to Participants affected by the termination of the Program upon their termination of employment, or to beneficiaries upon such a Participant's death, until the Trust fund has been liquidated; or

(2) distribute the assets remaining in the Trust fund in a lump sum to Participants and beneficiaries in proportion to their respective Account balances.

In the event of termination, partial termination, or a complete discontinuance of contributions under the Program, the account balance of each affected Participant will be non-forfeitable.


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                                    SECTION 5
                      CORPORATION CONTRIBUTIONS NOT VESTED

Assets representing the Corporation contributions made pursuant to subsections
(A) and (C) under Section 4 of Article I, and earnings thereon which are not vested prior to a Participant's termination of employment, will be maintained for such Participant until the earlier of a voluntary withdrawal, a distribution under Article I, Section 15(C), or the fifth anniversary of the termination of employment; thereafter, the Assets will be applied to reduce any subsequent contributions by the Corporation under subsection (A) and (C) under Section 4 of
Article I.





                                    SECTION 6
                        SETTLEMENT OF FRACTIONAL INTEREST

A Participant who elects to receive the Delphi Common Stock Fund, the General Motors Common Stock Funds, the EDS Common Stock Fund, or the Raytheon Common Stock Fund as shares will have their units in the these common stock funds converted into the equivalent number of whole and fractional shares. The whole shares will be issued in certificate form, and the fractional shares will be paid as cash at the Current Market Value on the applicable Date of Valuation.



                                    SECTION 7
                                NON-ASSIGNABILITY

It is a condition of the Program, and all rights of each Participant will be subject thereto, that, except as provided by Article I, Section 19, of the Program, no right or interest of any Participant in the Program or in the Participant's Account will be assignable or transferable by the Participant, or anyone claiming through the Participant, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, except (1) in accordance with provisions of Section 15 of this Article relating to qualified domestic relations orders, (2) a Participant's voluntary assignment of an amount not in excess of 10% of a distribution from the Program,
(3) federal, state, and local income tax and taxes related to imputed income will be withheld pursuant to federal, state, and local statutes or regulations unless, where permitted by applicable law, a Participant makes an election in an appropriate form to elect not to have such withholding, or (4) devolution by death or mental incompetency. No right or interest of any Participant in the Program or in the Participant's Account will be liable for, or subject to, any obligation or liability of such Participant.



                                    SECTION 8
                 DESIGNATION OF BENEFICIARIES IN EVENT OF DEATH

(A) A Participant may file with the Program Recordkeeper a written designation of a beneficiary or beneficiaries with respect to all or part of the assets in the Account of the Participant. For a married Participant who dies, the entire balance of the Account will be paid to the surviving spouse unless the written beneficiary designation, identifying a person(s) other than the



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       spouse, with respect to all or part of the assets in the Account of the
       Participant includes the written consent of the spouse, witnessed by a notary public. The written beneficiary designation filed with the Program Recordkeeper may be changed or revoked at any time by the action of the Participant and, if necessary, the spouse. No designation or change of beneficiary or beneficiaries will be effective until it is determined to be in order by the Program Recordkeeper, but when so determined it will be effective retroactively to the date of the instrument making the designation or change. In carrying out their delegated responsibilities, the Program Recordkeeper will have discretionary authority to construe, interpret, apply, and administer the Program provisions. The discretionary authority delegated to the Program Recordkeeper will, however, be limited to Program terms relevant to its delegated responsibilities, and will not permit the Program Recordkeeper to render a determination or make any representation concerning benefits which are not provided by the express terms of the Program. The Program Recordkeeper's actions will be given full force and effect unless determined by the Administrator to be contrary to Program provisions or arbitrary and capricious.

(B) In the event an unmarried Participant does not file a written beneficiary designation, such a Participant will be deemed to have designated as beneficiary or beneficiaries under this Program the person or persons designated to receive Basic Life Insurance proceeds upon the death of such Participant under the Corporation's Life and Disability Benefits Program for Salaried Employees, unless such Participant will have assigned such life insurance.

(C)    A beneficiary or beneficiaries will receive, subject to provisions of
       Article I, Section 14(B) and Section 19(P) in the event of the Participant's death, assets in the Participant's Account in accordance with the applicable designation. If the Corporation will be in doubt as to the right of any beneficiary to receive any such assets, the Corporation may deliver such assets to the estate of the Participant, in which case the Corporation will not have any further liability to anyone.



                                    SECTION 9
                                ANNUITY CONTRACT

(A) A Participant hired into the Delphi-controlled group of corporations before November 1, 1998 that retires under any retirement program or pension plan maintained within the Delphi controlled group of corporations may elect to receive an annuity contract to be purchased by the Trustee in lieu of all the assets in the Participant's Account.

(B) For an eligible Employee (hired prior to November 1, 1998) electing this option, a married Participant's vested account balance will be paid in the form of a qualified joint and survivor annuity as defined in Section 401(a)(11) and 417(a) of the Code with a 50% reduction factor in the amount payable, and an unmarried Participant's vested account balance will be paid in the form of a life annuity.

(C) For a married Participant, any waiver of a qualified joint and survivor annuity will not be effective unless:

       (1)   the Participant's spouse consents, in writing, to the election;



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       (2)   the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent);

       (3)   the spouse's consent acknowledges the effect of the election; and

       (4) the spouse's consent is witnessed by a notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established, to the satisfaction of the Plan Administrator, that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified waiver. No consent obtained under this provision will be valid unless the Participant has received notice as provided in (D) below.

(D) In the case of a married Participant who elects a qualified joint and survivor annuity, the Plan Administrator will no less than 30 days, and no more than 90 days prior to the annuity starting date, provide such Participant a written explanation of:

       (1)   the terms and conditions of a qualified joint and survivor annuity;

       (2) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; and

       (3)   the rights of a Participant's spouse; and

       (4) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.




                                   SECTION 10
                    LIMITATIONS ON CONTRIBUTIONS AND BENEFITS

(A)    General Provisions

       For purposes of this Section:

       (1)   The term "Limitation Year" will mean the calendar year.

       (2) No contribution to this Program may exceed the limits provided under Section 404 of the Code for current deductibility for federal income tax purposes.

       (3)   Contributions made to the Trust by the Corporation pursuant to
             Section 2(D) of Article I will be allocated to a Participant's Account within the current Limitation Year.

       (4) All defined benefit plans or programs of the Corporation will be treated as one defined benefit plan or program, and all defined contribution plans or programs will be treated as one defined contribution plan or program.



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       (5)   For purposes of this Section, the term "Annual Addition" will mean the sum, for any Limitation Year, of employee contributions and Corporation contributions and forfeitures allocated to an employee's account under all defined contribution plans plus any employee contributions to all defined benefit plans. In addition, the sum will include Corporation contributions to an individual medical benefits account, as defined in Section 415(l)(2) of the Code, under a pension or annuity plan of the Corporation, and contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in Section 419(e) of the Code.

       (6) For purposes of this Section, the term "Compensation" will mean compensation as defined under Section 415(c)(3) of the Code and regulations thereunder.

(B) In no event will contributions or benefits under this Program exceed the limits of Section 415 of the Code and the regulations thereunder.

       (1) In no event will the sum of an employee's Annual Additions exceed the lesser of $40,000 (or such other amount prescribed by the Code) or 100% of such employee's Compensation for any Limitation Year.

(C) Any amounts elected to be deferred by a Participant pursuant to subsections (B) and (E) of Section 2 of Article I which cannot be deferred as the result of the application of Section 10(B) of this
       Article IV will be returned to the Participant. Any amounts elected to be deferred by a Participant pursuant to Section 2(D) of Article I which cannot be deferred as the result of the application of Section 11(B) of this Article IV will be returned to the Participant.

(D)    Cash or Deferred Arrangement Limitations

       (1) The Deferred Savings election percentage by the eligible Highly Compensated Employees under the Program for a calendar year must meet one of the following tests using the current year testing method:

             (a) the actual Deferred Savings election percentage of the eligible Highly Compensated Employees is not more than 1.25 times the actual Deferred Savings election percentage of all other eligible Employees; or

             (b) the actual Deferred Savings election percentage of the eligible Highly Compensated Employees is not more than two percentage points more than the actual Deferred Savings election percentage for all other eligible Employees and is not more than two times (or, such lesser amount as the Secretary of the Treasury of the United States will prescribe) the actual Deferred Savings election percentage of all other eligible Employees.

       (2) For purposes of this limitation, the actual Deferred Savings election percentage for the eligible Highly Compensated Employees and all other eligible Employees for a calendar year is the average of the ratios (calculated separately for each eligible Employee) of:

             (a) the amount of Deferred Savings actually paid over to the Program Trust not later than two and one-half months after the calendar year on behalf of such eligible Employee for the calendar year to:

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             (b)  the Employee's Compensation for such calendar year.

       (3) The amount of Deferred Savings for a Highly Compensated Employee that exceeds the percentage limitations of subsection (D)(1) of this Section 11 will be distributed to the Participant no later than two and one-half months following the end of the Plan Year. The amount of any such distribution will be determined by the Administrator under applicable tax regulations and will include earnings attributable to the excess Deferred Savings.

       (4) An Employee's annual Deferred Savings may not exceed $11,000 for 2002 (or as may be adjusted by the Code). Current Year contributions above this limitation will be contributed as Regular Savings. In the event an Employee identifies an amount of Deferred Savings as exceeding this limitation, as applied to this Program and all other plans in which the Employee participated, such amount will be distributed to the Employee. In the event the Administrator identifies an amount in excess of the Limitation, the Employee will be deemed to have notified the Administrator and such amount will be distributed to the Employee.

(5)    Special Rules

       (a) In the event that this Program satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Program, then this subsection 11(D) will be applied by determining the actual Deferred Savings percentage of eligible employees as if all such plans were a single plan.

       (b) The actual Deferred Savings percentage for any participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more arrangements described in Section 401(k) of the Code that are maintained by the Corporation, will be determined by treating all such plans as a single plan. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under
             Section 401(k) of the Code.

        (c) In the event the limits of paragraph (D)(1) are exceeded, then the ADP of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose contribution is the highest) so that the limits are not exceeded. The amount by which each Highly Compensated Employee's Deferred Savings is reduced will be treated as an excess deferral. The ADP of the Highly Compensated Employees is determined after any corrections are made. Excess contributions (including amounts recharacterized) will be treated as annual additions.

(E)    Limitations on Employee Contributions

       (1) The amount of all Regular Savings made by and on behalf of the eligible Highly Compensated Employees under the Program for a calendar year, other than the Regular Savings taken into account under Article III, Section 3, must meet one of the following tests using the current year testing method:

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             (a)  the average contribution percentage of the eligible Highly
                  Compensated Employees may not exceed 1.25 times the average contribution percentage of all other eligible Employees; or

             (b) the average contribution percentage of the eligible Highly Compensated Employees may not exceed (1) two percentage points more than the average contribution percentage of all other eligible Employees and (2) not more than two times (or such lesser amount as the Secretary of the Treasury will prescribe) the average contribution percentage of all other eligible Employees.

       (2) For purposes of this subsection, the average contribution percentage for a calendar year is the average of the ratios (calculated separately for each eligible Employee) of the:

             (a) amount of Regular Savings actually paid over to the Program Trust on behalf of such eligible Employees for the calendar year other than Regular Savings taken into account under
                  Article III, Section 3, to:

             (b)  the Employee's Compensation for such calendar year.

       (3) The amount of a Participant's Regular Savings that exceeds the percentage limitations of subsection (E)(1) of this Section 11 will be distributed to the Participant no later than two and one-half months following the end of the Plan Year. The amount of any such distribution will be determined under a reasonable method selected by the Administrator under applicable tax regulations and will include earnings attributable to the excess Regular Savings.

       (4)   Special Rules

             (a) In the event that this Program satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Program, then this subsection 11(E) will be applied by determining the average contribution percentage of eligible Employees as if all such plans were a single plan.

             (b) For purposes of this Section, the average contribution percentage for an eligible Highly Compensated Employee who is eligible to participate in two or more plans subject to
                  Section 401(m) of the Code will be determined by treating all such plans as a single plan. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

             (c) In the event the limits of paragraph (E)(1) are exceeded, then the ACP of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limits are not exceeded. The amount by which each Highly Compensated Employee's contributions are reduced will be treated as excess aggregate contributions. The ACP of the Highly Compensated Employees is determined after any corrections are made. In addition, Deferred Savings may be used in calculating the average contribution percentage so long as the ADP test is met before the Deferred Savings are used in the ACP test and continues to be met following the exclusion of those Deferred Savings that are used

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                  to meet the ACP test. Excess aggregate contributions will be treated as annual additions.

                                   SECTION 11
                      CERTAIN PROVISIONS REQUIRED TO COMPLY
                  WITH SECTION 416 OF THE INTERNAL REVENUE CODE

In any Plan Year in which the Program is a "Top-Heavy Plan," as defined in
Section 416 of the Code, the requirements of this Section are applicable and must be satisfied.
(A)    Definitions

       (1) "Cumulative Account" will mean the sum of an Employee's accounts under a defined contribution plan (for an unaggregated plan), or under all defined contribution plans included in an Aggregation Group (for aggregated plans), determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, increased by any contributions due after such valuation date and before the Determination Date.

       (2) "Cumulative Accrued Benefit" means the sum of benefits under a defined benefit plan (for an unaggregated plan), or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions set forth in such plan or plans, as of the most recent plan valuation date within a 12-month period ending on the Determination Date as if the Employee voluntarily terminated service as of such valuation date.

       (3) "Aggregation Group" means a plan or group of plans which includes all defined benefit and defined contribution plans maintained by the Corporation in which a Key Employee is a participant or which enables any plan in which a Key Employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code, as well as any other plan or plans of the Corporation which, when considered as a group with the required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

       (4)  "Determination Date" means the last day of the preceding Plan Year.

       (5) "Valuation Date" means the last day of a Plan Year as of which date Participants' Accounts will be valued at fair market value.

       (6) "Key Employee" means any employee described in Section 416(i)(1) of the Code and regulations thereunder.

(B)    Vesting

       If, for any Plan Year in which the Program is Top Heavy, then all Corporation contributions will vest in accordance with, and subject to, the provisions of Section 10 of Article I, except that "three" years will be substituted for "five" years of Credited Service.

(C)    Minimum Contributions

       Minimum Corporation contributions for a Participant who is not a Key Employee will be required under the Program for the Plan Year, as follows:

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       (1)  The amount of the minimum contribution will be the lesser of the following percentages of Compensation:

            (a)   three percent; or

            (b) the highest percentage at which such contributions are made under the Program for the Plan Year on behalf of a Key Employee.

                    (i) For purposes of this paragraph (b), all defined
                        contribution plans required to be included in an Aggregation Group will be treated as one plan.

                   (ii) This paragraph (b) will not apply if the Program is
                        required to be included in an Aggregation Group, and the Program enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                  (iii) For purposes of this paragraph (b), the calculation of the percentage at which contributions are made for a Key Employee will be based only on their Compensation not in excess of $200,000 (or as may be adjusted by the Secretary of the Treasury of the U.S. Code.); such amount may be indexed in future years.

                   (iv) For purposes of this paragraph (b), if the calculation of the highest percentage is less than 3%, Plus Savings contributions (1) will be included in the calculation for Key Employees, and (2) will not be included in the calculation for non-Key Employees.

       (2) There will be disregarded for purposes of this subsection (C) any contributions to a salary reduction or a similar arrangement or contributions or benefits under Chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law.

       (3) For purposes of this subsection (C), the term "Participants" will be deemed to refer to all Participants who have not separated from service at the end of the Plan Year.

       (4) To the extent such a Participant is covered under a defined benefit plan maintained by the Corporation that is top-heavy for the Plan Year, the minimum contribution or benefit requirements for the plans will be met by this Program. For this purpose, such Participants will be entitled to minimum Corporation contributions of at least 5% of Compensation (or whatever amount is necessary in this instance to satisfy the requirements of Section 416, taking into account contributions and benefits provided under this Program and other plans of the Corporation).

(D)    Distributions for Certain Key Employees

       Notwithstanding any other provision of this Program, all Regular Savings and Deferred Savings of a Key Employee who is a 5% owner (as defined in Section 416 of the Code) in the Plan Year in which the Employee attains age 70-1/2 will be distributed no later than April 1 of the following Plan Year (whether or not the Employee has yet retired).



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(E)    "Top-Heavy Plans"

       If, for any Plan Year in which the Program is a "Top-Heavy Plan" or a "Super Top-Heavy Plan," then for purposes of the Code Section 415 limitations, the dollar limitations in the Defined Benefit Plan fraction and the Defined Contribution Plan Fraction will be multiplied by 1.0 rather than 1.25. If the application of the provisions of this subsection
       (E) would cause any Participant to exceed the combined Section 415 limitations on contributions and benefits, then the application of the provisions of this subsection (E) will be suspended as to such Participant until such time as the Participant no longer exceeds the combined Section 415 limitations as modified by this subsection (E). During the period of such suspension, there will be no Corporation contributions, forfeitures, or voluntary non-deductible contributions allocated to such Participant under this or any other defined contribution plan of the Corporation, and there will be no accruals for such Participant under any defined benefit plan of the Corporation.

(F)    Determination of Top Heaviness

       The determination of whether a plan is "Top-Heavy" will be made as follows:

       (1) If the Program is not required to be included in an Aggregation Group with other plans, then it will be "Top-Heavy" only if, when considered by itself, it is a "Top-Heavy Plan" and it is not included in a permissive Aggregation Group that is not a "Top-Heavy Group."

       (2) If the Program is required to be included in an Aggregation Group with other plans, then it will be "Top-Heavy" only if the Aggregation Group, including any permissively aggregated plans, is "Top-Heavy."

       (3) If a plan is not "Top-Heavy" and is not required to be included in an Aggregation Group, then it will not be "Top-Heavy" even if it is permissively aggregated in an Aggregation Group which is a "Top-Heavy Group."

 (G)   Calculation of "Top-Heavy" Ratios

       A plan will be "Top-Heavy" and an Aggregation Group will be a "Top-Heavy Group" with respect to any Plan Year if the sum as of the Determination Date of the Cumulative Accrued Benefits and the Cumulative Accounts of Key Employees exceeds 60% of a similar sum determined for all Employees, excluding former Key Employees.

(H)    Determination of Super Top Heaviness

       A Plan will be a "Super Top-Heavy Plan" if it would be a "Top-Heavy Plan" under the provisions of subsection (F) of this Section, but substituting "90%" for "60%" in the ratio test in subsection (G) of this Section 13.

(I)    Cumulative Accounts and Cumulative Accrued Benefits

       The Cumulative Accounts and Cumulative Accrued Benefits for any Employee will be determined as follows:

       (1) Accounts and benefits will be calculated to include all amounts attributable to both Corporation and Employee contributions.



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       (2)   Accounts and benefits will be increased by the aggregate
             distributions during the five-year period ending on the Determination Date made with respect to an Employee under the plan or plans as the case may be or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group.


                                   SECTION 12
                             PARTICIPANT STATEMENTS

Each Participant will be furnished a statement four times per year in hard copy format or as otherwise may be elected by the participant, in electronic format as frequently as desired. The hardcopy or electronic format will show the assets credited to their Account. Participants electing electronic statements will continue to receive electronic statements until they elect to receive hard copy statements.



                                   SECTION 13
                             CLAIM DENIAL PROCEDURES

(A) A claim for benefits under the Program must be presented in writing to the Administrator. The Administrator will provide adequate notice to the person making the claim ("Claimant") in writing granting or denying the claim no later than 90 days after the date on which the claim is made. If special circumstances (including, but not limited to, the advisability of a hearing) require a longer period, the Claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after expiration of the initial 90-day period.

(B) If the claim is granted, the appropriate distribution or payment will be made.

(C) If the claim is denied in whole or in part, the Administrator will provide the Claimant with a dated and signed written notice of such denial signed by the Administrator. The notice will set forth, in a manner calculated to be understood by the Claimant :


                           (i)      the specific reason or reasons for the
                                    denial;

                           (ii) specific reference to pertinent Plan provisions on which the denial is based;

                           (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

                           (iv) an explanation of the review procedure set forth below and a statement of Claimant's right to being a civil action under Section 502(A) of ERISA following an adverse benefit determination on review.

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If no written determination is furnished to the Claimant within the 90 day period, then the claim will be deemed denied and the review procedure described below will become available to the Claimant.

(D) A Claimant may obtain review of an adverse benefit determination by filing a written notice of appeal with the EBPC within sixty (60) days after the determination date or, if later, within sixty (60) days after the receipt of a written notice denying the claim. The Administrator has delegated to the EBPC the authority necessary to construe, interpret, and administer the Program, including the authority to consider and decide all questions (of fact or otherwise) in connection with claims arising under the Program. The EBPC will conduct a full and fair review, which will provide for the Claimant's right:

                           (i) to be represented by an individual whom the Corporation determines has been properly authorized to act on Claimant's behalf;

                           (ii) to present written comments, documents, records, and any other information relating to the Claimant's claim for benefits under the Plan;

                           (iii) to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

                           (iv) to have all comments, documents, records, and other information submitted by the Claimant relating to the claim reviewed.

(E) The EBPC's decision will be rendered no more than sixty (60) days after the request for review, except that such period may be extended for an additional sixty (60) days if the EBPC determines that special circumstances (including, but not limited to, the advisability of a hearing) require such extension.

(F) If the claim is granted, the appropriate distribution or payment will be made.


(G) If the claim is denied in whole or in part, the EBPC, or its delegate, will promptly provide a Claimant with a written decision in a manner calculated to be understood by the Claimant setting forth:

                           (i)      the findings of fact;

                           (ii)     the specific reason or reasons for the
                                    denial;

                           (iii) specific reference to pertinent Program provisions on which the denial is based;

                           (iv) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

                           (v) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA.



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A Claimant must follow the claims and appeal procedures described in this
Section 13 before taking action in any other forum regarding a claim for benefits under the Program. Any suit or legal action initiated by a Claimant under the Program must be brought no later than one year following a final decision on the claim by the EBPC. This one-year limitation period on suits for benefits applies in any forum where a Claimant initiates such suit or legal action.



                                   SECTION 14
                       QUALIFIED DOMESTIC RELATIONS ORDER

(A) Upon receipt of a Domestic Relations Order (DRO) by the Program Recordkeeper, procedures consistent with Section 414(p) of the Code will be followed to determine the qualified status of any Domestic Relations Order.

(B) Notices, as required under Section 414(p) of the Code, will be provided to the Participant and the Alternate Payee with respect to any DRO.

(C) Within a reasonable period of time after receipt of a DRO, the Program Recordkeeper will determine whether such order is a QDRO.

(D)    The Program Recordkeeper will administer distributions under any QDRO.

(E)    For purposes of this Section, definitions will be as follows:

       (1) "Alternate Payee" means any spouse, former spouse, child, or other dependent of the Participant who is recognized by a DRO as having a right to receive all or a portion of the benefits payable under the Program with respect to such Participant.

       (2) "Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) which:

              (i) relates to the provisions of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant's; and

             (ii) is made pursuant to a state domestic relations law (including a community property law).

       (3) "Qualified Domestic Relations Order" means a Domestic Relations Order which meets the requirements of Section 414(p)(1) of the Code.



                                   SECTION 15
           TREATMENT OF EMPLOYEES WHO ARE EMPLOYED BY FOREIGN BUSINESS ENTITIES IN WHICH THE CORPORATION HAS A SUBSTANTIAL OWNERSHIP INTEREST

Notwithstanding any other provision of this Program, an employee who, at the request of the Corporation, accepts an employment assignment with a foreign business entity in which the Corporation has a substantial ownership interest will be eligible to participate in this Program during



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the period of such assignment. Such employee will be eligible to contribute to the Program on the basis of the employee's base salary rate that would otherwise be in effect in the absence of such assignment.


                                   SECTION 16
                        CHANGES IN DELPHI'S COMMON STOCK

In the event that the outstanding shares of Delphi common stock will be changed in number or class by reason of split-ups, combinations, mergers, consolidations, or recapitalizations, or by reason of stock dividends, the number and class of shares which thereafter may be purchased under the Program, in the aggregate and the number and class of shares then in the Trust account, will be adjusted so as to reflect such change.

                                   SECTION 17
                            EFFECTIVE DATE OF PROGRAM

The effective date of the amended Program language is January 2002, except as otherwise may be indicated herein. Implementation of the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States is contingent upon receipt of tax qualification of the Program under Sections 401(a), 401(k), and 4975(e)(7) of the Code.


                                   SECTION 18
                              INVESTMENT DECISIONS

Any Participant or beneficiary who makes an investment election permitted under the Program, or otherwise exercises control permitted under the Program over the assets in the Participant's account, will be deemed the Named Fiduciary under ERISA responsible for such decisions to the extent that such designation is permissible under applicable law and that the investment election, or other exercise of control, is not protected by Section 404(c) of ERISA, as amended.



                                   SECTION 19
                            CONFIDENTIAL INFORMATION

The Administrator, or its delegate, will be responsible for ensuring that sufficient procedures are in place and followed to safeguard the confidentiality (except to the extent necessary to comply with federal laws or state laws not pre-empted by ERISA) of information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender, and similar voting rights with respect to such securities by Participants and beneficiaries. If deemed necessary by the Administrator due to potential for undue employer influence with regard to exercise of stockholder rights, an independent party will be appointed by the Administrator to carry out instructions of Participants or beneficiaries relating to such rights.




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                                   SECTION 20
                            VOTING AND TENDER OFFERS

Shares of Delphi common stock, $0.01 par value, GM $1-2/3 par value common stock, GM Class H common stock, EDS common stock, and Raytheon Class A common stock acquired by the Trustee under the terms of the Program will be registered in the name of the Trustee, or its nominee, who will, to the extent it is permissible under applicable law, vote or tender the shares representing the equivalent market value credited under any of the Delphi Common Stock Fund, General Motors Common Stock Fund, GM Class H Common Stock Fund, EDS Common Stock Fund, and Raytheon Class A Common Stock Fund in a Participant's Account as instructed by the Participant (or beneficiary). Shares that are held in the Delphi Common Stock Fund for which no Participant (or beneficiary) instructions are received will be voted, to the extent it is permissible under applicable law, by the Trustee in the same ratio as the shares with respect to which instructions are received from the Participants (or beneficiaries) Shares of Delphi common stock, $0.01 par value, held by the Trustee in the Acquisition Loan suspense account which an equivalent unit value has not yet been allocated to a Participant's Account will be voted, to the extent it is permissible under applicable law, as determined by the Named Fiduciary.




                                   SECTION 21
                            SERVICE OF LEGAL PROCESS

Service of legal process on Delphi Automotive Systems Corporation may be made at any office of the CT Corporation. The CT Corporation, which maintains offices in all 50 states, is the statutory agent for services of legal process on Delphi Automotive Systems Corporation. The procedure for making such service generally is known to practicing attorneys. Services of legal process also may be made upon Delphi Automotive Systems Corporation at the Service of Process Office, Delphi Legal Staff, 5725 Delphi Drive, Troy, MI 48098.


                                   SECTION 22
                           CREDITED SERVICE PROVISIONS

(a) An Employee will complete one year of service when such Employee completes 750 hours of service in the 12 consecutive month period beginning with the Employee's employment commencement date. If an Employee fails to complete 750 hours of service in such period, such Employee will complete one year of service in the first 12 consecutive month period thereafter in which the Employee completes 750 hours of service, measured from each succeeding anniversary of the employment commencement date. A year of service under this Section 23 will include service (i) with affiliated group members, (ii) rendered to the Corporation as a former Leased Employee (but only upon Employee application with substantiation of such service satisfactorily to the Corporation), and (iii) rendered to the Corporation as an hourly-rate employee, in accordance with IRC Section 414(b)(c)(m)(n), and (o) including all non-covered service with the Corporation.


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(b)    An Employee will complete an hour of service under this Section for each hour paid by the Corporation for working or for having been entitled to work. Any hours for which an Employee receives pay for having been entitled to work, irrespective of mitigation of damages, including back pay, will be credited to the period or periods so entitled, rather than to the period in which such pay is received. There will be no duplication of any hours of service under this Section 23. Each hour for which an Employee is paid, or entitled to payment, by the Corporation due to vacation, holiday, illness, disability, layoff, jury duty, military duty or leave of absence will be included.

(c) An Employee will incur a one year break-in-service in any consecutive 12 month period during which the employee does not complete more than 375 hours of service, measured from the anniversary of the employment commencement date and each succeeding anniversary of the employment commencement date thereafter. Any leave under the Family and Medical leave Act of 1993 of 375 hours of service or less will not be counted toward a break-in-service for purposes of vesting under this Plan. An absence from work under the Family and Medical Leave Act of 1993 means an absence by reason of the pregnancy of the individual, childbirth, placement of a child related to adoption, or for child care purposes immediately following such birth or placement. Such hours of service will be credited in the year in which the absence commences if necessary to prevent incurring a one year break-in-service, otherwise such hours will be credited in the immediately following year.

(d) Notwithstanding any of the foregoing provisions of this Section 23, effective January 1, 2000, an Employee will be credited with 95 hours of service for each semi-monthly pay period in which the Employee works and is compensated at any time during each such semi-monthly pay period.



                                   SECTION 23
                      SPECIAL PROVISIONS REGARDING VETERANS

(a) In the event an Employee is rehired following qualified military service, as defined in the Uniformed Services Employment and Re-Employment Rights Act that was effective on or after December 15, 1994, such Employee will be entitled to have the Corporation make contributions to the Program from such Employee's current earnings that will be attributable to the period of time contributions were not otherwise allowable due to military service. Such contributions will be in addition to contributions otherwise permitted under Sections 2(A) and 2(B) of Article I, and will be made as permitted under this Section and Section 414(u) of the Code.

(b) Additional contributions permitted under this Section will be based on the amount of Eligible Salary and Profit Sharing Amount that the Employee would have received from the Corporation but for the military service, and such contributions will be subject to the Program's terms and conditions in effect during the applicable period of military service. Such contributions will be made during the period that begins upon re-employment and extends for the lesser of five years or the Employee's period of military service multiplied by three.

(c) Additional contributions made under this Section will not be taken into account in the current year for purposes of calculating and applying any limitation or requirement identified in Section 414(U)(1) of the Code. However, in no event may such contributions, when added to actual contributions previously made, exceed the amount of contributions allowable under the



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       applicable limits in effect during the year of military service if the
       Employee had continued to be employed by the Corporation.

(d) If an Employee covered by this Section has an outstanding loan(s) during the period of qualified military service covered by this Section, loan payments may be suspended during such period, and the time for repayment of such loan(s) will be extended for a period of time equal to the period of qualified military service.

                                       56